     As filed with the Securities and Exchange Commission on May 17, 2002


                                                     Registration No. 333-87562

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------

                                AMENDMENT NO. 1


                                      to

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               -----------------

                         John Deere Receivables, Inc.
                                      and
                         Deere Receivables Corporation
          (Exact name of Registrants as specified in their charters)

                       NEVADA                  36-3837230
                   (State or other               (I.R.S.
                   jurisdiction of       Employer Identification
                  incorporation or                No.)
                    organization)
                                   Suite 600
                        First Interstate Bank Building
                              1 East First Street
                              Reno, Nevada 89501
                                 775-786-5914
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                              Michael A. Harring
                                Deere & Company
                             One John Deere Place
                          Moline, Illinois 61265-8098
                                 309-765-5799
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  COPIES TO:

                   Jonathan Jewett
                    Gary Barnett            Renwick D. Martin
                 Shearman & Sterling      Sidley Austin Brown &
                                                Wood LLP
                599 Lexington Avenue        875 Third Avenue
              New York, New York 10022  New York, New York 10022
                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                    Proposed         Proposed
                                                    Maximum          Maximum
Title of Each Class of Securities  Amount to be  Offering Price     Aggregate           Amount of
      to be Registered (1)          Registered      per Unit    Offering Price (2) Registration Fee (3)
-------------------------------------------------------------------------------------------------------
     Asset Backed Securities..... $3,491,258,717      100%        $3,491,258,717         $321,196
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)The Asset Backed Securities may be issued either by a trust established by John Deere Receivables, Inc. or by Deere Receivables Corporation.
(2)Estimated solely for the purpose of computing the registration fee.

(3)Of this amount, (i) $92 was previously paid and (ii) $169,399 of the remainder is offset under Rule 457(p) under the Securities Act of 1933 by filings fees in this amount previously paid by John Deere Receivables, Inc. and Deere Receivables Corporation in connection with unsold securities previously registered under Registration Statement No. 33-99294 and deregistered hereby. Accordingly, $151,705 is paid herewith.



   Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                                 May 17, 2002

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED        , 2002

                                    $  .

                          John Deere Owner Trust 200X

                  $  .   Class A-1   .  % Asset Backed Notes
                  $  .   Class A-2   .  % Asset Backed Notes
                  $  .   Class A-3   .  % Asset Backed Notes
                  $  .   Class A-4   .  % Asset Backed Notes

                     John Deere Receivables, Inc., Seller
                   John Deere Capital Corporation, Servicer

      The class A notes represent obligations of the trust only and do not represent obligations of or interests in, and are not guaranteed by, John Deere Receivables, Inc., John Deere Capital Corporation, Deere & Company, any of their affiliates or any other person.

      Investing in the class A notes involves risks. See "Risk Factors" on page S-8 of this prospectus supplement and on page 14 of the related prospectus.

                              Underwriting
                              Discounts and  Proceeds to
                      Price    Commissions     Seller    Final Payment Date
                     -------  ------------- ------------ ------------------
     Class A-1 Notes     .  %        .  %         .  %
     Class A-2 Notes     .  %        .  %         .  %
     Class A-3 Notes     .  %        .  %         .  %
     Class A-4 Notes     .  %        .  %         .  %
     Total..........  $  .        $  .         $  .

      Delivery of the class A notes in book-entry form only will be made on or about __________, 200X.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus supplement is ____________, 200X

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Content of Prospectus Supplement and Prospectus

   We provide information to you about the class A notes in two separate documents that provide varying levels of detail:

   (A) this prospectus supplement, which describes the specific terms of the class A notes, and

   (B) the prospectus, which provides general information, some of which may not apply to the class A notes.

   If the terms of the class A notes described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement may be used to offer and sell the class A notes and may only be used if accompanied by the prospectus. This prospectus supplement and the prospectus only relate to the class A notes. [The certificates are not offered under these documents.]

   We include cross-references in this prospectus supplement and the prospectus to captions in these documents where you can find further related discussions. The table of contents beginning on page S-3 of this document provides the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Terms" beginning on page S-34 in this prospectus supplement and under the caption "Index of Terms" on page 51 in the prospectus.

Dealer Prospectus Delivery Obligation

   Until ____________, 200X, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and a prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                            REPORTS TO NOTEHOLDERS

   Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the receivables will be prepared by the servicer of the receivables and sent on behalf of the trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the class A notes. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the SEC.

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
          SUMMARY OF TERMS.......................................  S-5
             OFFERED SECURITIES..................................  S-5
                 Issuer..........................................  S-5
                 Seller..........................................  S-5
                 Servicer........................................  S-5
                 Indenture Trustee...............................  S-5
                 Owner Trustee...................................  S-5
                 Closing Date....................................  S-5
                 Payment Dates...................................  S-5
                 Interest Payments...............................  S-5
                 Principal Payments..............................  S-5
                 Final Payment Dates.............................  S-6
                 Optional Redemption.............................  S-6
                 Priority of Payments............................  S-6
                 Certificates....................................  S-6
             TRUST PROPERTY......................................  S-6
                 Receivables.....................................  S-7
             CREDIT ENHANCEMENT..................................  S-7
                 Subordination of Certificates...................  S-7
                 Reserve Account.................................  S-7
             TAX STATUS..........................................  S-7
             ERISA CONSIDERATIONS................................  S-7
             LEGAL INVESTMENT....................................  S-7
             RATING OF THE SECURITIES............................  S-7

          RISK FACTORS...........................................  S-8

          THE TRUST.............................................. S-11
                 General......................................... S-11
                 Capitalization of the Trust..................... S-12
                 The Owner Trustee............................... S-12

          THE RECEIVABLES POOL................................... S-12
                 Delinquencies; Repossessions and Net Losses..... S-16

          MATURITY AND PREPAYMENT CONSIDERATIONS................. S-17
                 Weighted Average Lives.......................... S-18

          THE SELLER AND THE SERVICER............................ S-21
                 John Deere Receivables, Inc..................... S-21
                 John Deere Capital Corporation.................. S-21

          DESCRIPTION OF THE NOTES............................... S-21
                 General......................................... S-21
                 Payments on the Notes........................... S-21
                 Optional Redemption............................. S-22

          DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS... S-22
                 Sale and Assignment of Receivables.............. S-23
                 Accounts........................................ S-23
                 Servicing Compensation.......................... S-23
                 Distributions................................... S-23
                 Reserve Account and Certificates................ S-25

                                                         Page
                                                         ----
FEDERAL INCOME TAX CONSIDERATIONS....................... S-27
       Tax Classification of the Trust.................. S-27
       Tax Considerations for Noteholders............... S-27

CERTAIN IOWA TAX CONSIDERATIONS......................... S-30
       Notes............................................ S-31
       The Trust........................................ S-31

ERISA CONSIDERATIONS.................................... S-31

UNDERWRITING............................................ S-33

LEGAL OPINIONS.......................................... S-34

INDEX OF TERMS.......................................... S-35

                               SUMMARY OF TERMS

     The following summary is a short, concise description of the main terms of the class A notes. For this reason, the summary does not purport to be complete and does not contain all the information that is important to you. To fully understand the offering of the class A notes, you will need to read this prospectus supplement and the prospectus in their entirety. You will find a detailed description of the terms of the class A notes following this summary and in the prospectus.


OFFERED SECURITIES

                           Class Aggregate
                            of   Principal  Interest
                           Notes  Amount      Rate
                           -------------------------
                            A-1     $  .        .  %
                            A-2     $  .        .  %
                            A-3     $  .        .  %
                            A-4     $  .        .  %

   The class A notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) in minimum denominations of $1,000 and integral multiples of $1,000. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

Issuer

   John Deere Owner Trust 200X (the "trust").

Seller

   John Deere Receivables, Inc. (the "seller")

Servicer

   John Deere Capital Corporation ( "JDCC" or the "servicer").

Indenture Trustee

     .   (the "indenture trustee").

Owner Trustee

     .   (the "owner trustee").

Closing Date

   __________, 200X.

Payment Dates

   Payments on the class A notes will be made on the   .   day of each calendar
month (or, if not a business day, the next business day), beginning __________, 200X.

Interest Payments

   The interest rate for each class of class A notes is specified above. Interest on the A-1 notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360. Interest on the A-2 notes, A-3 notes and A-4 notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Principal Payments

   The amount of principal payable on the class A notes on each payment date will generally be equal to the reduction in the note value of the receivables during a collection period less the amount allocable to payments on the certificates. The note value of the receivables is the present value of the unpaid scheduled payments on the receivables, discounted at the weighted average interest rate of the receivables as of __________, 200X, which is the cut-off date, adjusted to reflect a monthly yield. Amounts allocated to payment of the principal of the class A notes will be applied in the following order of priority:

   first, to payment in full of the A-1 notes;

   second, to payment in full of the A-2 notes;

   third, to payment in full of the A-3 notes; and

   fourth, to payment in full of the A-4 notes.

   See "Description of the Notes" and "Description of the Transfer and Servicing Agreements--Distributions" for additional detail on some of the calculations described above and for special priority rules that would apply under certain circumstances. A collection period for a payment date is a fiscal month specified in the sale and servicing agreement, which will end prior to that payment date.

Final Payment Dates

   The principal amount of each class of class A notes, to the extent not previously repaid, will be payable in full on the payment date in the month specified below:

Class of Notes       Final Payment Date
-------------- ------------------------
     A-1         .
     A-2         .
     A-3         .
     A-4         .

Optional Redemption

   The servicer has the right to purchase the remaining receivables on any payment date when the principal balance of the receivables has become equal to
or less than   .  % of the initial principal balance of the receivables. If the servicer exercises this right, the class A notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest.

Priority of Payments

   In general, the collections received in respect of the receivables in a collection period and any net investment earnings on the trust's short-term investments from amounts deposited in the collection account will be applied on the next payment date in the following amounts and the following order of priority:

1. servicing fee to the servicer;

2. administration fee to the administrator;

3. interest on the class A notes;

4. principal on the class A notes;

5. amount, if any, required to be deposited into the reserve account;

6. principal on the certificates; and

7. remaining amounts, if any, to the seller.

   See ''Description of the Notes" and "Description of the Transfer and Servicing Agreements--Distributions" for additional details, including the amount of principal to be distributed, the priority of payments of principal on the class A notes and special priority rules that apply under certain circumstances.

Certificates

   On the closing date, the trust will issue certificates in an aggregate
principal amount of $  .   (equal to approximately   .  % of the initial note
value). [The seller will retain the entire principal amount of the certificates.] The certificates will not bear interest. So long as the A-1 notes are outstanding, principal payments on the certificates on any payment date will not exceed the lesser of the unscheduled principal payments received on the receivables during the related collection period or the amount necessary
to reduce the outstanding principal amount of the certificates to   .  % of the
outstanding note value. After payment in full of the A-1 notes, principal payments in excess of the unscheduled principal payments may be made on the certificates as more fully described under "Description of the Transfer and Servicing Agreements--Distributions". However, no distributions will be made on the certificates on a payment date until all amounts payable on the class A notes on that payment date have been paid and all amounts, if any, required to be deposited into the reserve account have been made. Furthermore, if any class A note is outstanding, distributions of principal on the certificates will not be made to the extent the distribution would reduce the outstanding principal
balance of the certificates to an amount less than   .  % of the initial note
value of the receivables. The certificates are not being offered hereby.

TRUST PROPERTY

   The trust will own only the following property:

..   the receivables and all monies due under the receivables on and after the cut-off date;

..   the rights of the seller under the purchase agreement;

..   bank accounts into which those collections are deposited and the short-term investments made from those collections;

..   security interests in the equipment financed under the receivables;

..   the reserve account;

..   any proceeds of repossessed equipment; and

..   rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

Receivables

   The receivables will consist of [agricultural, construction, forestry, and commercial and consumer equipment] retail installment sale and loan contracts secured by new and used [agricultural equipment, construction and forestry equipment and commercial and consumer equipment], the security interests in the equipment financed thereby and the proceeds thereof. See "The Receivables Pool" for additional information regarding the receivables. On or prior to the closing date, the trust will purchase receivables having an aggregate principal
balance plus accrued interest of approximately $  .   as of __________, 200X.

CREDIT ENHANCEMENT

Subordination of Certificates

   The certificates will represent fractional undivided equity interests in the
trust. The initial principal balance of the certificates will be $  .   (equal
to approximately   .  % of the initial note value). The certificates will serve as credit enhancement for the class A notes because no distributions will be made on the certificates on a payment date until all amounts payable on the class A notes on that payment date have been paid and all amounts, if any, required to be deposited into the reserve account have been made.

Reserve Account

   The trust will have a reserve account. Funds in the reserve account will be used to cover shortfalls in required payments on the class A notes.

..   On the closing date, $  .   (equal to   .  % of the initial note value)
    will be on deposit in the reserve account.

..   As of any payment date, the reserve account will be required to equal
      . % of the initial note value. However, the required reserve fund amount will not be greater than the outstanding principal balance of the class A notes.

..   On each payment date, any collections on the receivables that remain after all payments having priority in payment have been made will be applied, to the extent necessary, to increase the funds in the reserve account to the required amount.

   See "Description of the Transfer and Servicing Agreements--Reserve Account and Certificates" for a description of the required amount for the reserve account.

TAX STATUS

   In the opinion of Shearman & Sterling, special federal tax counsel for the trust, the class A notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as a separate entity that is an association or a publicly traded partnership taxable as a corporation. See "Federal Income Tax Considerations" and "Certain Iowa Tax Considerations" in this prospectus supplement for information regarding the application of federal and certain state tax laws to the class A notes and the trust.

ERISA CONSIDERATIONS

   Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus, the class A notes are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT

   The A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATING OF THE SECURITIES

   It is a condition to the issuance of the class A notes that the A-1 notes be rated in the highest short-term rating category and that the A-2 notes, A-3 notes and A-4 notes be rated in the highest long-term rating category, in each case by at least two nationally recognized rating agencies. There can be no assurance that these ratings will not be lowered or withdrawn by a rating agency if, in the opinion of the rating agency, circumstances so warrant. See "Risk Factors--Ratings of the Notes" in this prospectus supplement.

                                 RISK FACTORS

   You should consider the following risk factors and those in the prospectus under the heading "Risk Factors" in deciding whether to purchase the class A notes.

Limited Ability to Resell
  Notes.....................  There is currently no secondary market for the class A notes. The underwriters currently intend to make a market in the class A notes, but they are not required to do so and they may stop making a market at any time. A secondary market may not develop. If a secondary market does develop, it may not give you sufficient liquidity to allow you to resell your class A notes when you want to.

The Trust's Only Sources
of Funds Are the
Receivables and the
Reserve Account...........    The trust's only sources of funds for making
                              payments on the class A notes are collections on the receivables and funds in the reserve account.
                              The class A notes are not guaranteed or otherwise insured by the seller, JDCC, Deere & Company
                              ("Deere"), any of their affiliates or any other entity.

Losses on the Receivables
May Cause Losses on the
Notes.....................    Delinquencies, repossessions and net losses on
                              all equipment receivables are affected by economic conditions generally.

                              Delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by:

                               .  commodity market prices;

                               . weather conditions such as flood, drought and early frost; and

                               .  the level of farmers' income.

                              Delinquencies, repossessions and net losses on construction equipment receivables may be affected by:

                               .  the level of housing starts; and

                               .  the level of nonresidential construction.

                              Delinquencies, repossessions and net losses on forestry equipment receivables may be affected by:

                               .  changes in demand for forestry products; and

                               .  prices for pulp and lumber.

                              Delinquencies, repossessions and net losses on commercial and consumer equipment receivables may be affected by:

                               .  the level of consumers' income; and

                               .  the severity and timing of weather patterns.

                              If losses are incurred on the receivables and the funds in the reserve account are not sufficient to cover the resulting shortfalls in payments due on the class A notes, the class A noteholders will incur losses on their class A notes. If an event of default occurs in respect of the class A notes, the receivables may be sold to repay the notes.

                              Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to JDCC's prior experience or that new factors will not materially affect this experience in the future.

The Notes May Suffer
Losses if the Interests of
Other Persons in the
Receivables Are Superior
to the Trust Interest.....    To facilitate servicing and to minimize
                              administrative burden and expense, the servicer will be appointed as custodian for the receivables by the owner trustee, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust, nor amend the financing statements, if any, filed to perfect the security interest in the equipment financed thereby (the "financed equipment") or the certificates of title, if applicable, of the financed equipment. In the case of consumer equipment receivables, the trust's security interest in the financed equipment is based on the automatically perfected purchase money security interest transferred from JDCC and the seller. Except in limited circumstances, no financing statements are filed with respect to consumer equipment receivables.

                              In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed equipment securing the receivables originated in some states. In the absence of financing statements being filed with respect to consumer equipment receivables, a purchaser of the consumer equipment from the obligor may take the equipment free of the trust's security interest if the purchaser, without knowledge of the trust's security interest, buys the equipment for value and primarily for the buyer's personal, family or household purposes. The trust's not having first priority perfected security interests in some of the financed equipment subject to the receivables may affect the trust's ability to realize on the collateral securing those receivables, and thus may reduce the proceeds available to make payments on the class A notes.

The Proceeds from the Sale
of Any Receivable May Not
Cover the Principal and
Interest Payments on the
Class A Notes.............    The net proceeds of any sale of the receivables
                              or the related financed equipment following an event of default may not cover the principal and interest due on the class A notes. In addition, until the final payment date for a class of class
                              A notes, the amount of principal required to be paid on the class A notes of that class is limited to the amount available for the payment.
                              Consequently, the failure to pay principal on a class of class A notes will not be an event of default until the final payment date for that class of class A notes.

Ratings of the Notes May
Be Lowered or Withdrawn,
Which Would Adversely
Affect the Value of the
Affected Notes............    It is a condition to the issuance of the class A
                              notes that the A-1 notes be rated in the highest short-term rating category and that the A-2 notes, A-3 notes and A-4 notes be rated in the highest long-term rating category, in each case by at least two nationally recognized rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as the rating does not comment as to market price or suitability for a particular investor.

                              The ratings of the class A notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the class A notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

                              If a rating is subsequently lowered or withdrawn, the value of the affected class A notes would be adversely affected. In that event, no person or entity will be obligated to provide any additional credit enhancement. The rating of the class A notes is based primarily on the credit quality of the receivables, the subordination provided by the certificates and the availability of funds in the reserve account.

Delays in Processing
Payments or Distributions
on the Class A Notes Could
Occur if JDCC Ceases to
Act as Servicer or
Deere Credit Services
Ceases to Act as
Sub-Servicer..............    If JDCC were to cease acting as servicer or if
                              Deere Credit Services were to cease acting as sub-servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the class A noteholders.

JDCC or the Seller May
Have to Repurchase
Receivables...............    JDCC will make representations and warranties
                              with respect to the characteristics of the receivables in the pool. In certain circumstances, JDCC and the seller may be obligated to repurchase these receivables if these representations and warranties have been breached. In general, the repurchase obligation will constitute the sole remedy available to noteholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of
                              Receivables" in this prospectus supplement.

                                   THE TRUST

General

   John Deere Owner Trust 200X will be a business trust formed under the laws of the State of Delaware under a trust agreement between the seller and the owner trustee for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

    . acquiring, holding and managing the receivables and the other assets of the trust and proceeds from those assets;

    .  issuing the class A notes;

    .  making payments on the class A notes;

    . issuing and making payments on the certificates representing beneficial equity interests in that trust; and

    . engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected with those activities.

   [The Seller will retain the certificates.] The proceeds from the initial sale of the class A notes will be used by the trust to purchase the receivables from the seller pursuant to the sale and servicing agreement among the trust, the seller and the servicer. The servicer will initially service the receivables pursuant to the sale and servicing agreement, and will be compensated for acting as the servicer. The servicer will designate Deere Credit Services, Inc., an indirect wholly-owned subsidiary of Deere & Company, as its agent to service the receivables as sub-servicer at the servicer's expense. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement. To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the receivables by the owner trustee, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust, nor amend the financing statements, if any, filed to perfect the security interest in the equipment financed thereby or the certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed equipment securing the receivables originated in some states. In the case of consumer equipment receivables, the trust's security interest in the financed equipment is based on the automatically perfected purchase money security interest transferred from JDCC and the seller. Except in limited circumstances, no financing statements are filed with respect to consumer equipment receivables. In the absence of financing statements being filed with respect to consumer equipment receivables, a purchaser of the consumer equipment from the obligor may take the equipment free of the trust's security interest if the purchaser, without knowledge of the trust's security interest, buys the equipment for value and primarily for the buyer's personal, family or household purposes. See "Certain Legal Aspects of the Receivables" in the prospectus.

   If the protection provided to the investment of the class A noteholders by the availability of funds in the reserve account is insufficient, the trust must rely solely on payments from or on behalf of the obligors on the receivables and the proceeds from the repossession and sale of the financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust's not having first priority perfected security interests in some of the financed equipment subject to the receivables, may affect the trust's ability to realize on the collateral securing those receivables, and may reduce the proceeds available to make payments on the class A notes. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account and Certificates" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the prospectus.

   The trust's principal offices are in   .  , in care of   .  , as owner
trustee, at the address listed below under "--The Owner Trustee" in this prospectus supplement.

Capitalization of the Trust

   The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance of the class A notes and the certificates had taken place on that date:

Class A-1   .  % Asset Backed Notes $  .
Class A-2   .  % Asset Backed Notes    .
Class A-3   .  % Asset Backed Notes    .
Class A-4   .  % Asset Backed Notes    .
Certificates.......................    .
                                    ----
   Total........................... $  .
                                    ====

The Owner Trustee

   .   will be the owner trustee under the trust agreement.   .   is a banking
corporation and its principal offices are located at   .  . The owner trustee's
liability in connection with the issuance and sale of the class A notes and the certificates is limited solely to the express obligations of the owner trustee set forth in the trust agreement and the sale and servicing agreement. [The
owner trustee is an affiliate of         , one of the underwriters and an
affiliate of         , which is one of a number of banks with which Deere and
JDCC maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit.]

                             THE RECEIVABLES POOL

   The receivables described in this prospectus supplement were purchased by JDCC from the sales companies, described below, which either originated the receivables in the ordinary course of business in connection with retail sales by the dealers or, in limited instances, acquired the receivables from the dealers in the ordinary course of business. The large majority of the aggregate principal balance of the receivables represents financing of new and used equipment manufactured or distributed by John Deere. John Deere categorizes its agricultural equipment receivables, construction equipment receivables, forestry equipment receivables and commercial and consumer equipment receivables based on the type of equipment comprising the greatest initial principal balance of the original receivable contract. Based on this system,
the receivables in the pool consist exclusively of   .   equipment receivables
and   .   equipment receivables. However, each receivable could be secured by more than one of the above types of equipment as financed equipment. JDCC purchases contracts in accordance with its credit standards, which are based upon:

    .  the buyer's ability to repay the obligation;

    .  the buyer's credit history; and

    .  the buyer's downpayment on the financed equipment.

The sales companies include Deere and John Deere Construction & Forestry Company. The seller will purchase the receivables from JDCC pursuant to a purchase agreement and sell them to the trust pursuant to the sale and servicing agreement.

   The receivables were selected from JDCC's portfolio by several criteria, including, as of the cut-off date, the following. Except as described under "Certain Legal Aspects of the Receivables" in the prospectus, each receivable:

    .  was originated in the United States;

    .  has an obligor that is a U.S. person;

    .  has a fixed interest rate ("APR");

    . is secured by a perfected first priority security interest in the financed equipment;

    .  has a scheduled maturity not later than     .      , 200X;

    .  provides for scheduled payments that fully amortize the amount financed;

    .  has an outstanding principal balance of at least $500; and

    .  is not more than 89 days past due.

As of the cut-off date, no obligor on any receivable was noted in the related records of the servicer or the sub-servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by JDCC or the seller to be adverse to the class A noteholders were used in selecting the receivables.

   Each receivable provides for fixed payments on a monthly, quarterly, semiannual, annual or other basis. Most receivables relating to agricultural equipment pay on an annual basis and most other receivables pay on a monthly basis. The fixed payments provided for under each receivable are sufficient to amortize fully the amount financed and pay finance charges over the original term of the receivable.

   The composition of the receivables and the distribution of the receivables by equipment type, payment frequency, current principal balance plus accrued interest, and the geographic distribution, all as of the cut-off date, are set forth in the following tables. For purposes of the data in the following tables only, aggregate balances of the receivables have been calculated as the sum of the principal balances of the receivables plus accrued interest thereon as of the cut-off date. Totals may not add to 100% due to rounding.

                        Composition of the Receivables

 Weighted Average                        Weighted Average
APR of Receivables Aggregate  Number of   Remaining Term     Weighted Average    Average Balance
     (Range)        Balance  Receivables     (Range)       Original Term (Range)     (Range)
------------------ --------- ----------- ----------------- --------------------- ---------------
       .  %          $  .          .         .   months           .   months          $  .
     (  .  % to                          (  .   months)(1)    (  .   months)(1)    ($  .   to
        .  %)                                                                       $  .  )

--------
(1)Based on scheduled payments and assuming no prepayments.

                    Distribution of the Receivables by APR

                                                      Percent of
                                 Number of  Aggregate Aggregate
                APR Range       Receivables  Balance   Balance
                ---------       ----------- --------- ----------
                 4.00 to  4.99%       .       $  .         .  %
                 5.00 to  5.99.       .          .           .
                 6.00 to  6.99.       .          .           .
                 7.00 to  7.99.       .          .           .
                 8.00 to  8.99.       .          .           .
                 9.00 to  9.99.       .          .           .
                10.00 to 10.99.       .          .           .
                11.00 to 11.99.       .          .           .
                12.00 to 12.99.       .          .           .
                13.00 to 13.99.       .          .           .
                14.00 to 14.99.       .          .           .
                15.00 to 15.99.       .          .           .
                                    ---       ----      ------
                   Total.......       .       $  .      100.00%
                                    ===       ====      ======

               Distribution of the Receivables by Equipment Type

                                                          Percent of
                                     Number of  Aggregate Aggregate
            Type                    Receivables  Balance   Balance
            ----                    ----------- --------- ----------
            Agricultural
               New.................       .       $  .         .  %
               Used................       .          .           .
            Construction
               New.................       .          .           .
               Used................       .          .           .
            Forestry
               New.................       .          .           .
               Used................       .          .           .
            Commercial and Consumer
               New.................       .          .           .
               Used................       .          .           .
                                        ---       ----      ------
                   Total...........       .       $  .      100.00%
                                        ===       ====      ======

             Distribution of the Receivables by Payment Frequency

                                                   Percent of
                              Number of  Aggregate Aggregate
                  Frequency  Receivables  Balance   Balance
                  ---------  ----------- --------- ----------
                  Annual....       .       $  .         .  %
                  Semiannual       .          .           .
                  Quarterly.       .          .           .
                  Monthly...       .          .           .
                  Other.....       .          .           .
                                 ---       ----      ------
                     Total..       .       $  .      100.00%
                                 ===       ====      ======

              Distribution of the Receivables by Current Balance

                                                         Percent of
                                    Number of  Aggregate Aggregate
             Current Balance Range Receivables  Balance   Balance
             --------------------- ----------- --------- ----------
             $    500 -- $ 10,000.       .       $  .         .  %
               10,001 --   20,000.       .          .           .
               20,001 --   30,000.       .          .           .
               30,001 --   40,000.       .          .           .
               40,001 --   50,000.       .          .           .
               50,001 --   60,000.       .          .           .
               60,001 --   70,000.       .          .           .
               70,001 --   80,000.       .          .           .
               80,001 --   90,000.       .          .           .
               90,001 --  100,000.       .          .           .
              100,001 --  200,000.       .          .           .
              200,001 and above...       .          .           .
                                       ---       ----      ------
                Total.............       .       $  .      100.00%
                                       ===       ====      ======

                  Geographic Distribution of the Receivables

                                                     Percent of
                                Number of  Aggregate Aggregate
                State(1)       Receivables  Balance   Balance
                --------       ----------- --------- ----------
                Alabama.......       .       $  .         .  %
                Alaska........       .          .           .
                Arizona.......       .          .           .
                Arkansas......       .          .           .
                California....       .          .           .
                Colorado......       .          .           .
                Connecticut...       .          .           .
                Delaware......       .          .           .
                Florida.......       .          .           .
                Georgia.......       .          .           .
                Hawaii........       .          .           .
                Idaho.........       .          .           .
                Illinois......       .          .           .
                Indiana.......       .          .           .
                Iowa..........       .          .           .
                Kansas........       .          .           .
                Kentucky......       .          .           .
                Louisiana.....       .          .           .
                Maine.........       .          .           .
                Maryland......       .          .           .
                Massachusetts.       .          .           .
                Michigan......       .          .           .
                Minnesota.....       .          .           .
                Mississippi...       .          .           .
                Missouri......       .          .           .
                Montana.......       .          .           .
                Nebraska......       .          .           .
                Nevada........       .          .           .
                New Hampshire.       .          .           .
                New Jersey....       .          .           .
                New Mexico....       .          .           .
                New York......       .          .           .
                North Carolina       .          .           .
                North Dakota..       .          .           .
                Ohio..........       .          .           .
                Oklahoma......       .          .           .
                Oregon........       .          .           .
                Pennsylvania..       .          .           .
                Rhode Island..       .          .           .
                South Carolina       .          .           .
                South Dakota..       .          .           .
                Tennessee.....       .          .           .
                Texas.........       .          .           .
                Utah..........       .          .           .
                Vermont.......       .          .           .
                Virginia......       .          .           .
                Washington....       .          .           .
                West Virginia.       .          .           .
                Wisconsin.....       .          .           .
                Wyoming.......       .          .           .
                                   ---       ----      ------
                   Total......       .       $  .      100.00%
                                   ===       ====      ======

--------
(1) Based on billing addresses of obligors.

Delinquencies; Repossessions and Net Losses

   Set forth below is certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on its entire portfolio of retail[, agricultural, construction, forestry and commercial and consumer] equipment receivables (including variable rate receivables, fixed rate receivables and variable rate receivables that are subject to an interest rate cap arrangement). The division of the receivables in the pool among [agricultural, construction, forestry and commercial and consumer] equipment differs from the division in JDCC's entire portfolio. For factors that have affected JDCC's delinquencies, repossessions and net losses in the past, and are expected to do so in the future, see "Risk Factors--Losses on the Receivables May Cause Losses on the Notes".

                            Delinquency Experience

                                                      At October 31,                  At   .
-                                         --------------------------------------  --------------
                                           1997    1998    1999    2000    2001    2001    2002
-                                         ------  ------  ------  ------  ------  ------  ------
Number of Contracts
-------------------
Gross portfolio..........................      .       .       .       .       .       .       .
Period of delinquency....................
   31-59 Days............................      .       .       .       .       .       .       .
   60+ Days..............................      .       .       .       .       .       .       .
                                          ------  ------  ------  ------  ------  ------  ------
       Total delinquencies...............      .       .       .       .       .       .       .
                                          ======  ======  ======  ======  ======  ======  ======
Total delinquencies as a percent of gross
  portfolio..............................    .  %    .  %    .  %    .  %    .  %    .  %    .  %
Face Amount of Contracts(1):
----------------------------                               (Dollars in Millions)
Gross portfolio.......................... $    .  $    .  $    .  $    .  $    .  $    .  $    .
Period of delinquency....................
   31-59 Days............................ $    .  $    .  $    .  $    .  $    .  $    .  $    .
   60+ Days..............................      .       .       .       .       .       .       .
                                          ------  ------  ------  ------  ------  ------  ------
       Total delinquencies............... $    .  $    .  $    .  $    .  $    .  $    .  $    .
                                          ======  ======  ======  ======  ======  ======  ======
Total delinquencies as a percent of gross
  portfolio..............................    .  %    .  %    .  %    .  %    .  %    .  %    .  %

--------
(1)Face amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that continued to be serviced by Deere Credit Services.

                    Credit Loss/Repossession Experience(1)

                                                                          .  Months Ended
                                           Year Ended October 31,               . ,
                                    ------------------------------------ ----------------
                                     1997    1998    1999    2000   2001 2001(5)  2002(5)
                                    ------- ------- ------- ------- ---- -------  -------
                                                    (Dollars in Millions)
Total [agricultural, construction,
forestry, commercial and consumer]:
-----------------------------------
   Average gross portfolio
     managed during the
     period(2)..................... $     . $     . $     . $     .   .  $     .  $     .
   Repossessions as a percentage
     of average gross portfolio
     managed(2)....................    .  %    .  %    .  %    .  %   .     .  %     .  %
   Net losses as a percentage of
     average gross portfolio
     managed(3)....................    .  %    .  %    .  %    .  %   .     .  %     .  %
   Net losses as a percentage of
     liquidations(3)(4)............    .  %    .  %    .  %    .  %   .     .  %     .  %

--------
(1) Except as indicated, all amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges.
(2) Average gross portfolio managed includes [agricultural, construction, forestry, commercial and consumer] equipment retail notes owned by JDCC, other financial institutions and securitization trusts. All of these retail notes are serviced by Deere Credit Services.
(3) Net losses are equal to the aggregate net balances of all contracts that are determined to be uncollectible less any recoveries (before giving effect to any recoveries relating to dealer reserves). Dealer reserves in respect of the receivables are not available to the trust.
(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.
(5) Rates have been annualized. Annualized rates are not necessarily indicative of experience for a full year.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

   All the receivables in the pool will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average life of the class A notes. Prepayment includes:

    .  voluntary prepayments;

    .  liquidations due to default; and

    .  receipts of proceeds from insurance policies.

The "weighted average life" of a debt instrument means the average amount of time in which each dollar of principal is repaid. The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. The amount of prepayments on agricultural equipment installment sale and loan contracts similar to the receivables, has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances, JDCC is obligated to repurchase specific receivables pursuant to the purchase agreement, the seller is obligated to repurchase specific receivables pursuant to the sale and servicing agreement, and the servicer is obligated to purchase specific receivables pursuant to the sales and servicing agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the prospectus. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables than is expected by a class A noteholder will be borne entirely by the class A noteholder. See also "Description of the Notes--Optional Redemption" regarding the servicer's option to purchase the receivables when the aggregate principal amount of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cut-off date. This purchase would result in the redemption of the class A notes that are outstanding.

Weighted Average Lives

   The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the class A notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

   Prepayments on retail installment sale contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

   The tables on pages S-. and S-. have been prepared on the basis of certain assumptions, including that:

    .  all of the receivables have an APR of  . %;

    .  the initial note value is equal to $  . ;

    . the receivables prepay in full at the specified monthly CPR, with no repurchases;

    . each scheduled payment on the receivables is made on the last day of each collection period;

    . distributions are made on each payment date in accordance with the description set forth under "Description of the Transfer and Servicing Agreements--Distributions"; and

    .  the closing date is   ______ , 200X.

   The tables indicate, on the basis of the foregoing assumptions, the weighted average life of each class of class A notes and the percentage of the initial principal balance of each class of class A notes that would be outstanding after each of the payment dates shown at various CPR percentages.

   The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-. and S-.. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Moreover, the diverse terms of receivables could produce slower or faster principal distributions than indicated in the tables at the various CPRs specified. Any difference between such assumptions and the actual characteristics and performance of the receivables will affect the percentages of initial balances outstanding over time and the weighted average lives of the class A notes.

  Percentage of Initial Principal Amount of the Class A Notes at Various CPR
                                  Percentages

                                             A-1 Notes           A-2 Notes
                                        ------------------- -------------------
 Payment Date                           0%  13% 15% 17% 19% 0%  13% 15% 17% 19%
 ------------                           --- --- --- --- --- --- --- --- --- ---
 Closing Date.......................... 100 100 100 100 100 100 100 100 100 100
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
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                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
                                          .   .   .   .   .   .   .   .   .   .
 Weighted average life without optional
  redemption (years)(1)................   .   .   .   .   .   .   .   .   .   .
 Optional redemption date.............. n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a
 Weighted average life with optional
  redemption (years)(2)................ n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a

--------
(1)The weighted average life of an A-1 note or an A-2 note is determined by:
   (a) multiplying the amount of each principal payment on the applicable class A note by the number of years from the date of issuance of the class A note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the class A note.
(2)To the optional redemption date specified in the table, which is the earliest date on which the optional redemption may be exercised under the assumptions. See "Description of the Notes--Optional Redemption" in this prospectus supplement.

   This table has been prepared based on the assumptions described on page
S-  .   (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

  Percentage of Initial Principal Amount of the Class A Notes at Various CPR
                                  Percentages

                                                                  A-3 Notes           A-4 Notes
                                                             ------------------- -------------------
Payment Date                                                 0%  13% 15% 17% 19% 0%  13% 15% 17% 19%
------------                                                 --- --- --- --- --- --- --- --- --- ---
Closing Date................................................ 100 100 100 100 100 100 100 100 100 100
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
                                                               .   .   .   .   .   .   .   .   .   .
Weighted average life without optional redemption (years)(1)   .   .   .   .   .   .   .   .   .   .
Optional redemption date.................................... n/a n/a n/a n/a n/a   .   .   .   .   .
Weighted average life with optional redemption (years)(2)... n/a n/a n/a n/a n/a   .   .   .   .   .

--------
(1)The weighted average life of an A-3 note or an A-4 note is determined by:
   (a) multiplying the amount of each principal payment on the applicable class A note by the number of years from the date of issuance of the class A note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the class A note.
(2)To the optional redemption date specified in the table, which is the earliest date on which the optional redemption may be exercised under the assumptions. See "Description of the Notes--Optional Redemption" in this prospectus supplement.

   This table has been prepared based on the assumptions described on page
S-  .   (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                          THE SELLER AND THE SERVICER

John Deere Receivables, Inc.

   Information about the seller is set forth under "The Seller, Deere and the Servicer" in the prospectus.

John Deere Capital Corporation

   At           , 200X, JDCC and its subsidiaries had   .   full- and part-time
employees. At that date, receivables and leases administered by JDCC, which
include retail notes sold, were $   .   billion. Additional information about
JDCC is set forth under "The Seller, Deere and the Servicer" in the prospectus.

                           DESCRIPTION OF THE NOTES

General

   The class A notes will be issued under the indenture. A copy of the indenture will be filed with the SEC following the issuance of the securities. Because this section is a summary, it does not describe every aspect of the class A notes and the indenture under which they will be issued. We urge you to read the indenture because it, and not this description, defines your rights as a holder of class A notes. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the class A notes of any given series and the related indenture
set forth in the prospectus.   .  , a   .  banking corporation, will be the
indenture trustee under the indenture.

Payments on the Notes

   On each payment date, all amounts on deposit in the note distribution account (other than investment earnings, if any, on amounts in the note distribution account) will be distributed to the class A noteholders in the following order of priority:

   (i) accrued and unpaid interest on the outstanding principal balance of each class of class A notes at the applicable interest rate; and

  (ii) the class A monthly principal distributable amount in the following order of priority:

      (a) to the A-1 noteholders until the principal balance of the A-1 notes is reduced to zero;

      (b) to the A-2 noteholders until the principal balance of the A-2 notes is reduced to zero;

      (c) to the A-3 noteholders until the principal balance of the A-3 notes is reduced to zero; and

      (d) to the A-4 noteholders until the principal balance of the A-4 notes is reduced to zero.


   The per annum interest rate (the "interest rate") for each class of class A notes is as follows:

                             Class A-1 notes   .  %
                             Class A-2 notes   .  %
                             Class A-3 notes   .  %
                             Class A-4 notes   .  %

   A "payment date" will be the 15th day of each month or, if any of those dates is not a business day, the next succeeding business day, commencing ________, 200X. Interest on the A-1 notes will accrue from and including the closing date or from and including the most recent payment date to which interest has been paid to but excluding the current payment date. Interest on the A-1 notes will be calculated on the basis of the actual number of days occurring in the period for which interest is payable divided by 360. Interest on the A-2 notes, A-3 notes and A-4 notes will accrue from and including the 15th day of each month (or the closing date in the case of the first payment date) to and including the 14th day of the next month and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date together with interest on the unpaid amount at the related interest rate. Interest payments on the class A notes will generally be derived from:

    . the total distribution amount remaining after the payment of the servicing fee and the administration fee and

    .  amounts in the reserve account.

See "Description of the Transfer and Servicing Agreements--Distributions" and "Reserve Account and Certificates". If the available funds in the note distribution account and the reserve account are not sufficient to pay the amount of interest payable on the class A notes on any payment date, each class A noteholder will receive its ratable share (based upon the total amount of interest due on its class A note) of the amount available to be distributed in respect of interest on the class A notes.

   The principal amount of each class of class A notes, to the extent not previously paid, will be payable in full on the payment date in the month specified below:

        Class of Notes                               Final Payment Date
        --------------                               ------------------
         A-1........................................          .
         A-2........................................          .
         A-3........................................          .
         A-4........................................          .

   Following an event of default and acceleration of the class A notes (or if any class of class A notes remains outstanding, on or after the final payment date for that class), payments (including such amounts representing any unscheduled principal payments and proceeds from the sale of the receivables in connection with an event of default as described in the prospectus under the heading "Description of Notes--The Indenture--Events of Default; Rights upon Event of Default") will be made ratably to the class A noteholders based on the amount of interest due on each class A note (in the case of payments of interest) and the outstanding principal balance (in the case of payments of principal) until the principal balance of all of the class A notes is reduced to zero.

Optional Redemption

   The servicer has the right to purchase the remaining receivables on a payment date when the aggregate principal balance of the receivables becomes equal to or less than 10% of the aggregate principal balance of the receivables as of the cut-off date. If the servicer exercises this right, the class A notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

   In connection with the issuance by the trust of the class A notes, the parties indicated below will enter into the following agreements, which are collectively called the "transfer and servicing agreements":

    . the sale and servicing agreement under which the trust is purchasing receivables from the seller and the servicer is undertaking to service or cause the sub-servicer to service the receivables;

    . the purchase agreement under which the seller is purchasing those receivables from JDCC;

    . the administration agreement under which JDCC, as administrator, will undertake certain administrative duties with respect to the trust; and

    . the trust agreement under which the trust will be created and the related certificates will be issued.

   Because this section is a summary, it does not describe every aspect of the transfer and servicing agreements. We urge you to read the transfer and servicing agreements because they, and not this description, define your rights as a holder of class A notes. We will file a copy of each of the transfer and servicing agreements with the SEC after the issuance of the class A notes. See "Where You Can Find More Information" in the prospectus for information on how to obtain copies of the transfer and servicing agreements. The following summary supplements and, to the extent inconsistent therewith, replaces the description set forth under the heading "Description of the Transfer and Servicing Agreements" in the prospectus.

Sale and Assignment of Receivables

   Certain information with respect to the conveyance on the closing date of the receivables from JDCC to the seller pursuant to the purchase agreement and from the seller to the trust pursuant to the sale and servicing agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus.

Accounts

   In addition to the accounts referred to in the prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the servicer will also establish and maintain at the office of the indenture trustee the reserve account in the name of the indenture trustee on behalf of the class A noteholders and the certificateholder.

Servicing Compensation

   The servicer will be entitled to receive the servicing fee for each collection period in an amount equal to 1.00% per annum of the aggregate principal balance of the receivables as of the first day of the collection period. The servicing fee will be paid prior to any payment to the class A noteholders and prior to payment of the administration fee. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the prospectus.

Distributions

   Deposits to Collection Account. By the third business day prior to a payment date (each a "determination date"), the servicer will provide (or cause to be provided) to the indenture trustee certain information with respect to the related collection period, including the amount of aggregate collections on the receivables and the aggregate purchase amount of receivables to be repurchased by the seller or to be purchased by the servicer. A "collection period" for a payment date is a fiscal month, specified in the sale and servicing agreement, that will end prior to that payment date.

   On or before each payment date, the servicer will cause the total distribution amount to be deposited into the collection account. The "total distribution amount" for a payment date shall be the aggregate collections (including any liquidation proceeds) in respect of the receivables during the related collection period plus net investment earnings on short-term investments of such collections during such collection period. The total distribution amount on any payment date shall exclude all payments and proceeds (including liquidation proceeds) of:

    . any receivables for which a purchase amount has been included in the total distribution amount in a prior collection period, and

    . any liquidated receivable after the reassignment of such liquidated receivable by the trust to the seller.

   A "liquidated receivable" means a defaulted receivable in respect of which the financed equipment has been sold or otherwise disposed of and "liquidation proceeds" means all proceeds of a liquidated receivable, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such liquidated receivable.

   Deposits to the Distribution Accounts. On the second business day prior to each payment date, the servicer will instruct the indenture trustee to make deposits and distributions for receipt by the servicer or administrator or for deposit in the applicable trust account on the following payment date.

   Distributions of the total distribution amount shall be made in the following order of priority to the extent of the total distribution amount remaining after application pursuant to the prior clause or clauses:

    . to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;

    . to the administrator, the administration fee and all unpaid administration fees from prior collection periods;

    . to the note distribution account, accrued and unpaid interest on the class A notes;

    . to the note distribution account, the class A monthly principal distributable amount;

    . to the reserve account, the amount, if any, required to be deposited into the reserve account;

    . to the certificate distribution account, the certificate monthly principal distributable amount; and

    .  any remaining amounts to the trust for distribution to the seller.

   The "class A monthly principal distributable amount" for any payment date will be the principal distributable amount less the certificate monthly principal distributable amount; provided that the class A monthly principal distributable amount will not exceed the outstanding principal balance of the class A notes; provided further that on the final payment date for each class of class A notes, the class A monthly principal distributable amount will at least equal the outstanding principal balance of such class of class A notes.

   The "principal distributable amount" for any payment date will be the sum of
(i) the principal distribution amount and (ii) the principal carryover shortfall. The "principal distribution amount" for a payment date will be equal to the note value at the beginning of the related collection period less the note value at the end of that collection period.

   The "principal carryover shortfall" for a payment date will be the excess of
(i) the principal distributable amount for the preceding payment date over (ii) the amount that was actually deposited into the note distribution account and the certificate distribution account on account of principal on such preceding payment date.

   The "note value" as of any calculation date, will be the present value of the scheduled and unpaid payments on the receivables discounted at the effective yield. For purposes of calculating note value, in the event of a defaulted receivable:

    . prior to repossession of the financed equipment securing the defaulted receivable, the scheduled payments on the receivable will be computed based on the amounts that would have been the scheduled payments had such default not occurred;

    . after the time at which the financed equipment securing such defaulted receivable has been repossessed, but prior to liquidation of such defaulted receivable, the principal balance of the defaulted receivable will be added to the note value, but there will be deemed to be no scheduled payments due on such defaulted receivable; and

    . after liquidation of the defaulted receivable there shall be deemed to be no scheduled payments due on the receivable.

   As a result of the calculations described in the preceding sentence, as of the end of any collection period, the note value of the receivables, to the extent it relates to a defaulted receivable, will be reduced only after liquidation of any defaulted receivable.

   The "effective yield" is   .  %, which is the weighted average APR of the
receivables as of the cut-off date adjusted to reflect a monthly yield.

   The "certificate monthly principal distributable amount" will be the sum of
(a) the certificate adjusted principal distributable amount and (b) the certificate principal carryover shortfall; provided that the certificate monthly principal distributable amount shall not exceed the outstanding principal balance of the certificates; provided, further, that if any class A note is outstanding, the certificate monthly principal distributable amount shall not exceed the amount of principal that, if distributed on the certificates, would reduce the outstanding principal amount of the certificates
to an amount equal to   .  % of the initial note value.

   The "certificate adjusted principal distributable amount" for any payment date will be an amount equal to the excess, if any, of (a) the outstanding principal amount of the certificates (before giving effect to payments on that payment date) less any certificate principal carryover shortfall over (b) the certificate percentage of the outstanding note value as of the end of the related collection period; provided that if on such payment date any principal of the A-1 notes remains outstanding, the certificate adjusted principal distributable amount will not exceed an amount equal to the aggregate unscheduled principal payments on the receivables received during that collection period.

   The "certificate principal carryover shortfall" for any payment date will be the excess of (a) the certificate monthly principal distributable amount for the preceding payment date over (b) the amount of principal actually paid to the certificateholders on such preceding payment date.

   The "initial note value" is $  .  .

   The "certificate percentage" is   .  %.

Reserve Account and Certificates

   While the A-1 notes are outstanding, principal payments on the certificates on any payment date will not exceed the lesser of the amount of unscheduled principal payments on the receivables during the related collection period or the amount necessary to reduce the outstanding principal amount of the
certificates to   .  % of the outstanding note value. After the A-1 notes have been paid in full, the principal distributable amount will be allocated between the remaining class A notes and the certificates such that the resulting
principal balance of the certificates does not exceed   .  % of the note value
of the outstanding receivables; provided, that if any class A note is outstanding, the principal distributed on the certificates will not exceed the amount that would reduce the outstanding principal amount of the certificates
to an amount equal to   .  % of the initial note value. The certificateholder
will not receive any distributions on any payment date until all amounts payable on the class A notes on that payment date have been paid and all amounts, if any, required to be deposited in the reserve account have been made. Amounts deposited into the certificate distribution account will be distributed to the certificateholder[, which will be the seller,] and will not be available to make payments on the class A notes.

   The protection against losses on the receivables afforded to the class A noteholders will be effected both by the subordination of the certificates and by the establishment of the reserve account. The reserve account will be created with the initial deposit by the seller on the closing date of $ .
(equal to   .  % of the initial note value), and will be augmented on each payment date, by deposit therein of the amount specified in the fifth bullet under "--Distributions--Deposits to the Distribution Accounts" above. Amounts on deposit in the reserve account will be released to the seller to the extent that the amount on deposit in the reserve account exceeds the specified reserve account balance.

   The "specified reserve account balance" with respect to any payment date,
means   .  % of the initial note value provided that the specified reserve account balance shall not exceed the outstanding principal amount of the class A notes immediately preceding such payment date less the principal distribution amount to be deposited in the note distribution account on such payment date, and upon payment of all of the interest and principal due on the class A notes, the specified reserve account balance shall be zero.

   Amounts held from time to time in the reserve account will continue to be held for the benefit of class A noteholders. Funds will be withdrawn from cash in the reserve account to the extent that the total distribution amount (after the payment of the servicing fee and the administration fee) with respect to any collection period is less than the amount of principal and interest payable on the class A notes on the related payment date and will be deposited in the note distribution account.

   The specified reserve account balance may be reduced, or the definition otherwise modified, without the consent of the class A noteholders, provided that the rating agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the then current rating of any class of the class A notes and the owner trustee receives an opinion of counsel that confirms in writing that the reduction or modification will not change the tax classification of the class A notes as indebtedness.

   The subordination of the certificates and the availability of funds in the reserve account is intended to enhance the likelihood of receipt by class A noteholders of the full amount of principal and interest due them and to decrease the likelihood that the class A noteholders will experience losses. However, in certain circumstances, the reserve account could be depleted and losses on the receivables could exceed the aggregate principal balance of the certificates.

                       FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of material federal income tax considerations relevant to the purchase, ownership and disposition of the class A notes. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the class A notes in light of their specific investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, dealers in securities, tax-exempt organizations, partnerships or other pass-through or hybrid entities, persons holding the class A notes as part of a hedging, straddle or conversion transaction or who have a functional currency other than the United States dollar and, except as discussed below, foreign persons). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of one or more of the class A notes. The information below is directed to investors that will hold the class A notes as capital assets (generally, property held for investment) within the meaning of
Section 1221 of the Code.

   Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of purchasing, holding and disposing of the class A notes, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The trust will be provided with an opinion of Shearman & Sterling, special federal tax counsel for the trust ("federal tax counsel"), regarding certain federal income tax matters discussed below. The trust has not sought, nor does it intend to seek, a ruling from the IRS that its position as reflected in the discussion below will be accepted by the IRS.

Tax Classification of the Trust

   Federal tax counsel will advise the trust that, based upon the terms of the trust agreement and related documents and transactions as described in the prospectus and this prospectus supplement (and assuming ongoing compliance with such agreement and documents), the trust will not be classified as a separate association (or as a publicly traded partnership) taxable as a corporation for federal income tax purposes. This advice will be based upon the assumption that the terms of the trust agreement and related documents will be complied with and upon the conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   Further, under current treasury regulations, a business entity such as the trust with a single owner will be disregarded as an entity separate from its owner for United States federal income tax purposes unless the entity elects to be classified as an association. Thus, since the seller retains the certificates and so long as the class A notes are respected as indebtedness, the trust will be disregarded as an entity separate from the seller for those purposes because the seller is the sole owner of the trust and the trust will not elect to be an association. The trust agreement also provides that if the trust has more than one owner, the trust will elect to be treated as a partnership.

   Prospective investors should be aware that opinions of counsel are not binding on the IRS. If the trust were taxable as a separate corporation for federal income tax purposes, the trust would be subject to corporate income tax on its income from the receivables, possibly reduced by its interest expense on the class A notes unless recharacterized as equity. Any such corporate income tax could materially reduce the amount of cash available to make payments on the class A notes.

Tax Considerations for Noteholders

   Treatment of Notes as Indebtedness. The seller will agree, and the class A noteholders will agree by their purchase of the class A notes, to treat the class A notes as indebtedness for United States federal income tax purposes. Federal tax counsel will advise the trust that, based upon the terms of the class A notes and the documents and transactions relating thereto as described in the prospectus and this prospectus supplement, the class A notes will be classified as debt for federal income tax purposes. Except as otherwise noted below under "Possible Alternative Treatments of Notes", the remainder of this discussion assumes, in accordance with the opinion of federal tax counsel, the class A notes would be treated as debt for federal income tax purposes.

   Interest Income on the Notes. Subject to the discussion below and except with respect to short-term notes (as defined below), stated interest on the class A notes will be taxable to a class A noteholder as ordinary income when received or accrued in accordance with such class A noteholder's method of tax accounting. Under Treasury regulations relating to the tax treatment of debt instruments issued with original issue discount (the "OID regulations"), a class A note will be treated as issued with original issue discount ("OID") if the excess of the stated redemption price at maturity of the class A note over the issue price of the class A note exceeds a de minimis amount, that is, an amount that is less than 1/4 of one percent of the stated redemption price at maturity of the class A note multiplied by its weighted average maturity. Generally, the issue price of a class A note is the first price at which a substantial amount of the class A notes comprising the issue of which that class A note is included is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Under the OID regulations, the stated redemption price at maturity of a class A note is the sum of all payments provided by the class A note other than qualified stated interest, which is stated interest that is unconditionally payable in cash at least annually at a single fixed rate. For this purpose, interest is unconditionally payable only if reasonable remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. The trust and the seller will take the position that, except with respect to short-term notes, stated interest on the class A notes represents qualified stated interest and is not included in the stated redemption price at maturity of the class A notes or taxed to holders as OID. This position is based on the view that the likelihood of late payment or nonpayment of interest on the class A notes because of limitations on the monthly payment of interest as a result of insufficient funds is remote.

   It is expected that, except as described below, the class A notes will not be issued with OID if, as anticipated, the class A notes will be sold to the public at a first price of par or at a first price representing a de minimis discount from their principal amount. Under the OID regulations, a holder of a class A note issued with a de minimis amount of OID must include such discount in income as gain, on a pro rata basis, as principal payments are made on the class A note.

   If one or more of the classes of class A notes are issued with OID in excess of a de minimis amount, a holder of such a class A note (including a cash basis holder) generally would be required to include the OID on the class A note in income under the accrual method. Further in the case of a debt instrument, the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument.

   Short-Term Notes. A holder of a class A note that has a fixed maturity date of not more than one year from the issue date of such class A note (a "short-term note") may be subject to special rules. Under the OID Regulations, all stated interest on a short-term note will be treated as OID and in determining whether a debt instrument is a short-term note, its maturity date is the last possible date that the instrument could be outstanding under its terms. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case, the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

   Market Discount and Premium. A holder who purchases a class A note with a fixed maturity date of more than one year from its issue date at a market discount (generally, at a cost less than its remaining principal amount or remaining stated redemption price at maturity) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments on such a debt instrument are treated as ordinary income to the extent of accrued market discount not previously included in income. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a class A note that has market discount unless a holder elects to include market discount in its income currently. A holder who purchases a class A note at a premium (generally, at a cost in excess of its remaining principal or remaining stated redemption price at maturity) may elect to amortize such premium as an offset to interest income under the premium amortization rules of the Code.

   Sale or Other Disposition. If a class A noteholder sells a class A note, such holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the class A note. The adjusted tax basis of a class A note to a particular class A noteholder will equal the holder's cost for the class A note, increased by any market discount or original issue discount previously included by such class A noteholder in income with respect to the class A note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such class A noteholder with respect to such class A note. Any such gain or loss will be capital gain or loss if the class A note was held as a capital asset, except for gain attributable to accrued interest or accrued market discount not previously included in income. Further, in the case of class A notes that are short-term notes, a portion of the gain recognized on the sale may also be treated as ordinary income if the class A noteholder acquired the class A note at a discount. Capital losses generally may be used only to offset capital gains.

   Foreign Holders. If interest paid (or accrued) to a class A noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business in the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax so long as the foreign person (i) is not actually or constructively a "10% shareholder" of the trust or the seller or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the class A note is a foreign person and providing the foreign person's name, address, tax identification number and other required information. The statement may be made on IRS Form W-8BEN or substantially similar substitute form by the person who owns the class A note and, if the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change.

   The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a class A note is held on behalf of a foreign person through a securities clearing organization or certain other financial institutions, the organization or institution must submit a statement signed by an authorized representative to the withholding agent certifying that an IRS Form W-8BEN or substitute form has been received from the foreign person who is the beneficial owner of the class A note and such statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the foreign person that owns the class A note. Additional IRS certification provisions apply in the case of partnerships and certain other intermediaries. If interest on a class A note paid to a foreign person is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, except where the foreign person can claim the benefits of an applicable tax treaty to reduce or eliminate such tax and complies with IRS certification requirements.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a class A note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year or certain other conditions are not met.

   If the interest, gain or income on a class A note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (and, if a tax treaty applies, is attributable to a United States permanent establishment), then the foreign person (although exempt from the withholding tax previously discussed if the holder complies with IRS certification requirements by submitting a properly completed IRS Form W-8ECI) will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates in the same manner as if it were a United States person. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax on its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, at a 30% rate (or a lower rate under an applicable tax treaty).

   Information Reporting and Backup Withholding. The "backup" withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a class A note and to certain payments of proceeds of the sale or retirement of a class A note. The trust, its agent or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 30% (subject to periodic reductions through 2006) of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

   Backup withholding and information reporting generally will not apply to payments made by the trust or its agent (in its capacity as such) to a holder of a class A note who has provided the required certification under penalties of perjury on IRS Form W-8BEN that it is a foreign person or has otherwise established an exemption (provided that neither the trust nor such agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). However, the trust and other payors are required to report payments of interest on the class A notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

   If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a foreign person, the payments may be subject to information reporting and backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability provided that the required information is furnished to the IRS.

   Possible Alternative Treatments of Notes. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more series of the class A notes did not represent debt for federal income tax purposes, these class A notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with its income subject to corporate tax and other potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on class A notes recharacterized as equity). Alternatively, in the more likely view of federal tax counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because the Trust would meet certain qualifying income tests. Nonetheless, treatment of the class A notes as equity interests in such a partnership could have adverse tax consequences to certain holders of the class A notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The trust agreement and related documents provide that, in the event one or more of the class A notes are not treated as debt, then the class A noteholders, seller and the servicer agree to treat the trust as a partnership.

                        CERTAIN IOWA TAX CONSIDERATIONS

   The following is a discussion of certain Iowa state tax considerations. Lane & Waterman of Davenport, Iowa has acted as special Iowa tax counsel for the trust regarding certain state tax matters discussed below. There are no reported cases or rulings on similar transactions by the Iowa Department of Revenue and Finance

("IDOR"). Thus, the opinion of counsel is based upon present provisions of Iowa statutes and the regulations promulgated thereunder, all of which are subject to change (which change may be retroactive) and further interpretation by the IDOR. No ruling on any of the issues discussed below will be sought from the IDOR.

Notes

   Assuming the class A notes will be treated as debt for federal income tax purposes, the class A notes will be treated as debt for Iowa income tax purposes. Accordingly, class A noteholders not otherwise subject to taxation in Iowa should not become subject to taxation in Iowa solely because of a holder's ownership of class A notes. However, a class A noteholder already subject to Iowa's individual or corporate income tax could be required to pay additional Iowa tax as a result of the class A noteholder's ownership or disposition of class A notes.

The Trust

   The activities to be undertaken by the sub-servicer in servicing and collecting the receivables will take place in Iowa. The State of Iowa imposes a state individual income tax and a corporate income tax which is imposed on corporations and other entities doing business in the State of Iowa.

   If the arrangement created by the trust is disregarded or treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Lane & Waterman, the same treatment should also apply for Iowa tax purposes. In either case, the trust should not be subject to income taxation in Iowa.

   If the certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to Iowa income tax because of its activities in Iowa.

   Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of class A notes in all of the state taxing jurisdictions in which they are already subject to tax. Class A noteholders are urged to consult their own advisors with respect to state income and franchise taxes.

   THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CLASS A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain duties on persons who are fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA (each, an "ERISA plan"), including the requirements of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the ERISA plan. Under ERISA, any person that exercises any authority or control respecting the management or disposition of the assets of an ERISA plan is considered to be a fiduciary of such plan. In addition, ERISA and the Code prohibit an ERISA plan that is subject to Title I of ERISA or a "plan," as defined in, and subject to, Section 4975 of the Code, including an individual retirement account (each, a "special ERISA plan"), from engaging in certain transactions with persons that are "parties in interest," as defined in ERISA, or "disqualified persons," as defined in the Code, with respect to the special ERISA plan, subject to certain exemptions that may be applicable. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code.

   ERISA plan fiduciaries must determine whether the acquisition and holding of the class A notes would result in a prohibited transaction under ERISA or the Code. In making this determination, the fiduciary of an ERISA plan that is a prospective purchaser of the class A notes should determine whether the seller, an underwriter, the indenture trustee, the owner trustee or any of their affiliates is a party in interest or a disqualified person with respect to such ERISA plan.

   Certain employee benefit plans, such as governmental plans, are not subject to the restrictions of ERISA, and the assets of such plans may be invested in the class A notes without regard to the ERISA considerations described above. The investment in the class A notes by such employee benefit plans may, however, be subject to other applicable federal, state and local laws, which should be carefully considered by such employee benefit plans before investing in the class A notes.

   EVERY ERISA PLAN AND GOVERNMENT PLAN CONSIDERING THE ACQUISITION OF THE CLASS A NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY OTHER LAWS RELEVANT TO SUCH INVESTMENT.

                                 UNDERWRITING

   Under the terms and subject to the conditions set forth in an underwriting agreement dated ________, 200X, the seller has agreed to cause the trust to
sell to the underwriters named below, for whom   .   is acting as
representative, the following respective principal amounts of the class A notes:

              Principal Amount  Principal Amount Principal Amount Principal Amount
Underwriters    of A-1 Notes      of A-2 Notes     of A-3 Notes     of A-4 Notes
------------ ------------------ ---------------- ---------------- ----------------
                    $         .   $          .     $         .      $         .
                              .              .               .                .
                              .              .               .                .
                              .              .               .                .
                              .              .               .                .
             ------------------   ------------     -----------      -----------
                    $         .   $          .     $         .      $         .
             ==================   ============     ===========      ===========

   The underwriting agreement provides that the underwriters are obligated to purchase all of the class A notes if any are purchased. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the class A notes may be terminated. The underwriters propose initially to offer the A-1 notes, the A-2 notes, the A-3 notes and the A-4 notes to the public at the respective prices on the cover page of this prospectus supplement and to selling group members at that price less a concession not in excess of
  .  % per A-1 note,   .  % per A-2 note,   .  % per A-3 note and   .  % per
A-4 note. The underwriters and selling group members may allow a discount not
in excess of   .  % per A-1 note,   .  % per A-2 note,   .  % per A-3 note and
  . % per A-4 note on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed.

   The seller estimates that its out of pocket expenses for this offering will be approximately $ . . The underwriters have agreed with the seller to pay certain expenses incurred in connection with the issuance and distribution of the class A notes.

   The class A notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the class A notes. However, they are not obligated to do so and may discontinue making a secondary market for the class A notes at any time without notice. No assurance can be given as to how liquid the trading market for the class A notes will be.

   The seller and JDCC have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

   In the ordinary course of their respective business, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with JDCC and its affiliates.

   Until the distribution of the class A notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the class A notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the class A notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the class A notes.

   The underwriters may create a short position in the class A notes by selling more class A notes than are set forth on the cover page of this prospectus supplement. The underwriters may reduce that short position by purchasing the class A notes in the open market.

   In general, purchases of a class A note for the purpose of stabilization or to reduce a short position could cause the price of the class A note to be higher than it might be in the absence of such purchases.

   Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the class A notes. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the servicer and its affiliates. They have received customary fees and commissions for these transactions. [Disclose affiliations]

                                LEGAL OPINIONS

   In addition to the legal opinions described in the prospectus, certain legal matters relating to the class A notes and the certificates will be passed upon for the trust, the seller and the servicer by Shearman & Sterling, New York, New York and by Richards, Layton & Finger, Wilmington, Delaware, and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the trust by Shearman & Sterling, and certain Iowa state income tax and other matters will be passed upon for the trust by Lane & Waterman, Davenport, Iowa.

                                INDEX OF TERMS

   Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found herein.

                                                               Page
                                                               ----
           APR................................................ S-13
           certificate adjusted principal distributable amount S-25
           certificate monthly principal distributable amount. S-25
           certificate percentage............................. S-25
           certificate principal carryover shortfall.......... S-25
           class A monthly principal distributable amount..... S-24
           Code............................................... S-27
           collection period.................................. S-23
           CPR................................................ S-18
           Deere..............................................  S-8
           determination date................................. S-23
           effective yield.................................... S-25
           ERISA.............................................. S-31
           ERISA plan......................................... S-31
           federal tax counsel................................ S-27
           financed equipment.................................  S-9
           foreign person..................................... S-29
           IDOR............................................... S-31
           indenture trustee..................................  S-5
           initial note value................................. S-25
           interest rate...................................... S-21
           IRS................................................ S-27
           JDCC...............................................  S-5
           liquidation proceeds............................... S-23
           liquidated receivable.............................. S-23
           note value......................................... S-24
           OID................................................ S-28
           OID regulations.................................... S-28
           owner trustee......................................  S-5
           payment date....................................... S-21
           principal carryover shortfall...................... S-24
           principal distributable amount..................... S-24
           principal distribution amount...................... S-24
           seller.............................................  S-5
           servicer...........................................  S-5
           short-term note.................................... S-28
           special ERISA plan................................. S-31
           specified reserve account balance.................. S-25
           total distribution amount.......................... S-23
           transfer and servicing agreements.................. S-22
           trust..............................................  S-5
           weighted average life.............................. S-17

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             Subject to Completion
                                 May 17, 2002

John Deere Owner Trusts

John Deere Receivables, Inc., Seller

John Deere Capital Corporation, Servicer
----------------------------------------------------------

By this prospectus, we offer up to
$3,491,258,717 of -

Asset Backed Notes
Asset Backed Certificates

                           -------------------------

    You should pay special attention to the "Risk Factors" section starting on page 14 of this prospectus and in the related prospectus supplement.

                           -------------------------

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           -------------------------

                  The date of this prospectus is May 17, 2002

                      WHERE YOU CAN FIND MORE INFORMATION

   Deere & Company ("Deere" and, with its wholly owned subsidiaries, "John Deere") and John Deere Capital Corporation ("JDCC") are subject to the information requirements of the Securities Exchange Act of 1934, and in accordance with the Exchange Act file reports and other information with the SEC. For further information regarding Deere and JDCC, reference is made to these reports and other information, which are available as described below.

   JDCC, on behalf of the issuers of the securities, will file with the SEC those periodic reports that are required under the Exchange Act and the rules and regulations of the SEC thereunder or that are otherwise agreed to by the SEC.

   You may read and copy materials that the issuers, Deere and JDCC file with the SEC at the following SEC public reference rooms:

  450 Fifth Street, N.W.         233 Broadway         500 West Madison Street
         Room 1024         New York, New York 10279         Suite 1400
  Washington, D.C. 20549                              Chicago, Illinois 60661

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's internet website at http://www.sec.gov.

   We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

   The SEC allows us to "incorporate by reference" information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or incorporated by reference in documents subsequently filed with the SEC.

   All documents subsequently filed by JDCC, on behalf of an issuer, under section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of any offering of securities issued by that issuer will be considered incorporated by reference and a part of this prospectus from the date the documents are filed.

   Upon your written or oral request, JDCC will provide you, without charge, with all documents incorporated by reference in this prospectus. These requests should be directed to: John Deere Capital Corporation, 1 East First Street, Suite 600, Reno, Nevada 89501, Attention: Manager (775) 786-5527.

                               -----------------

   In this prospectus, "we" refers to the various issuers of the securities offered by this prospectus, which in a particular case will be the trust identified in the related prospectus supplement or, if so stated in the prospectus supplement, Deere Receivables Corporation ("DRC").

   Until 90 days after the date of any prospectus supplement, all dealers that effect transactions in the notes or the certificates offered by that prospectus supplement, whether or not participating in the related distribution, may be required to deliver a prospectus supplement and a prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and a prospectus when acting as an underwriter and with respect to a dealer's unsold allotments or subscriptions.

   If you have received an electronic prospectus supplement and prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the seller or the underwriters will promptly deliver, or cause to be delivered, without charge, to you a paper copy of the prospectus supplement and prospectus upon receipt of a request by you or your representative.

                               TABLE OF CONTENTS

                                                        Page
                                                        ----
                   Where You Can Find More Information.   2
                   Summary of Terms....................   5
                   Risk Factors........................  14
                   The Trusts..........................  17
                   The Trust Property..................  18
                   The Receivables Pool................  19
                   Pool Factors and Trading Information  21
                   Use of Proceeds.....................  21
                   The Seller, Deere and the Servicer..  21
                   Description of the Notes............  23

                                                            Page
                                                            ----
               Description of the Certificates.............  29
               Certain Information Regarding the Securities  30
               Description of the Transfer and Servicing
                 Agreements................................  35
               Certain Legal Aspects of the Receivables....  45
               Certain Tax Considerations..................  49
               Erisa Considerations........................  49
               Plan of Distribution........................  49
               Legal Opinions..............................  50
               Index of Terms..............................  51

                               SUMMARY OF TERMS

   The following summary does not purport to be complete and does not contain all of the information that may be important to you. This summary highlights selected information from this prospectus to help you understand the securities. To fully understand the offering of the securities, you will need to read both this prospectus and the related prospectus supplement in their entirety. Some of the terms used in this summary are defined in other parts of this prospectus; see "Index of Terms". If the securities are issued by Deere Receivables Corporation instead of a trust, then you will be able to find a description of the securities in the related prospectus supplement. See "Certain Tax Considerations".

Issuer......................  The trust to be formed for each series of securities under a trust agreement between the seller and the owner trustee for the trust.

Seller......................  John Deere Receivables, Inc.

Servicer....................  John Deere Capital Corporation, also referred to as JDCC.

Sub-servicer................  The servicer will designate Deere Credit
                              Services, Inc., an indirect wholly owned subsidiary of Deere & Company, as its agent to service the receivables.

Indenture Trustee...........  The Bank of New York or another indenture trustee specified in the related prospectus supplement for each series of securities.

Owner Trustee...............  The owner trustee specified in the related prospectus supplement for each series of securities.

The Notes...................  Each series of securities will include one or more classes of notes. The notes will be issued under an indenture between the related trust and the indenture trustee. The notes in each series will represent indebtedness of the trust.

                             . The notes will be available for purchase in book-entry form only, in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the related prospectus supplement.

                             . The price, amounts and specific terms of the notes will be determined at the time of sale.

                             . Noteholders will receive definitive notes only if definitive notes are issued in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Definitive Notes".

                              Principal and Interest on the Notes

                              Each class of notes will have:

                             .  a stated principal amount; and

                             . a specified interest rate or rates or method for determining the interest rate or rates.

                              A Series May Include Multiple Classes of Notes with Different Characteristics

                              Each series may include more than one class of notes. In these cases, the characteristics of the notes may differ from one class to another. Some of these characteristics are:

                             .  the rate at which interest accrues;

                             . whether the interest rate is fixed, variable or adjustable, or any combination of the foregoing;

                             .  timing and priority of interest payments;

                             .  amount of payments of interest and principal;

                             . priority of interest and principal relative to other classes;

                             . whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

                             . whether payments of principal and interest may or may not be made on the basis of collections from designated portions of the pool of receivables.

                              Strip Notes May Be Issued

                              A series may include one or more classes of notes entitled to:

                             . principal payments with disproportionate, nominal or no interest payments; or

                             . interest payments with disproportionate, nominal or no principal payments.

                              If the servicer exercises its option to purchase the receivables of a trust or, if it does not, and if satisfactory bids for the purchase of those receivables are received, in the manner described under "Description of the Transfer and Servicing Agreements--Termination", the outstanding notes will be redeemed as set forth in the related prospectus supplement.

The Certificates............  Each series of securities may include one or more classes of certificates, which will be issued under the trust agreement between the seller and the owner trustee. The certificates in each series will represent fractional undivided interests in the related trust.

                             . Certificates will be available for purchase in denominations of $100,000 and integral multiples of $100,000, unless otherwise specified in the related prospectus supplement.

                             . The price, amounts and specific terms of the certificates will be determined at the time of sale.

                             . Certificateholders or their nominees will receive fully registered definitive certificates, unless otherwise specified in the related prospectus supplement.

                              Certificate Balance and Interest on Certificates

                              Each class of certificates will, unless otherwise specified in the related prospectus supplement:

                             .  have a stated certificate balance; and

                             . accrue interest at a specified pass-through rate.

                              A Series May Include Multiple Classes of
                              Certificates with Different Characteristics

                              Each series of securities may include more than one class of certificates. In these cases, the characteristics of the certificates may differ from one class to another. Some of these characteristics are:

                             .  pass-through rate;

                             .  whether the pass-through rate is fixed,
                                variable or adjustable, or any combination of the foregoing;

                             .  timing and priority of distributions;

                             .  amount of distributions of principal or
                                interest;

                             . priority of interest and principal relative to other classes;

                             . whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of the specified events;

                             . whether payments of principal and interest may or may not be made on the basis of collections from designated portions of the pool of receivables; and

                             .  allocations of losses on the receivables.

                              Strip Certificates May Be Issued

                              A series may include one or more classes of certificates entitled to:

                             . distributions in respect of principal with disproportionate, nominal or no interest distributions; or

                             . interest distributions with disproportionate, nominal or no distributions in respect of principal.

                              To the extent specified in the related prospectus supplement, distributions in respect of the certificates may be subordinated in priority of payment to payments on the notes.

                              If the servicer exercises its option to purchase the receivables of a trust or, if it does not receive satisfactory bids for the purchase of those receivables, in the manner described under "Description of the Transfer and Servicing Agreements--Termination", certificateholders will receive as a prepayment an amount in respect of the certificates as specified in the related prospectus supplement.

Trust Property..............  The trust property of each trust will consist of the property described below:

      A.  Receivables...      Each trust will purchase from the seller a pool
                              of receivables. The receivables will consist of agricultural, construction, forestry, commercial and/or consumer equipment retail installment sale and loan contracts secured by new and used agricultural, construction, forestry, commercial and/or consumer equipment, including:

                             . rights to receive certain payments made with respect to the receivables; and

                             . security interests in the equipment financed, the proceeds thereof and the proceeds of any repossessed financed equipment related to the pool of receivables.

                              On or prior to the closing date specified in the related prospectus supplement with respect to a trust, the seller will purchase receivables having an aggregate principal balance specified in the related prospectus supplement as of a specified cut-off date, from JDCC under a purchase agreement (each, a "purchase agreement"), between JDCC and the seller.

                              The seller will sell the receivables to the trust under a sale and servicing agreement among the seller, the servicer and the trust. If so provided in the related prospectus supplement, receivables may be added to the pool of receivables.

                              The receivables in each pool will arise from financing offered by JDCC in connection with retail sales by John Deere dealers of new and used agricultural, construction, forestry, commercial and consumer equipment to retail purchasers (the "obligors"). The receivables are acquired by JDCC from Deere & Company and John Deere Construction and Forestry Company (collectively, the "sales companies"). In turn, the sales companies either originate the receivables in the ordinary course of business in connection with retail sales by the sellers or, in limited instances, acquire the receivables from the dealers in the ordinary course of business.

                              The receivables are purchased by JDCC under agreements with certain John Deere companies.

                              The receivables sold to a trust will be selected from the contracts owned by JDCC based on the criteria specified in the applicable purchase agreement and described in this prospectus or in the related prospectus supplement.

  B.  Credit and Cash
       Flow Enhancement...    The related prospectus supplement will specify
                              the credit enhancement, if any, for the trust or any class or classes of securities. Credit and cash flow enhancement may consist of one or more of the following:

                             .  subordination of one or more classes of
                                securities;

                             .  reserve accounts;

                             .  overcollateralization;

                             .  letters of credit;

                             .  credit or liquidity facilities;

                             .  surety bonds;

                             .  guaranteed investment contracts;

                             .  swaps or other interest rate protection
                                agreements;

                             .  repurchase obligations;

                             . other agreements with respect to third-party payments or other support;

                             .  cash deposits; or

                             .  other arrangements.

                              Unless otherwise specified in the related prospectus supplement, any form of credit enhancement will have certain limitations and exclusions from coverage, which will be described in the related prospectus supplement.

  C.  Reserve Account.....    If specified in the related prospectus
                              supplement, a reserve account will be created for each trust, with the seller making a reserve account initial deposit of cash or eligible investments having a value equal to the amount specified in the related prospectus supplement.

                              The reserve account will be available to cover shortfalls in the payments due to the holders of those classes of securities specified in the related prospectus supplement. The related prospectus supplement may also specify:

                             . the extent to which the reserve account initial deposit may be augmented on each payment date by deposits of amounts remaining after making all required distributions on that payment date; and

                             . when and to whom any amount will be distributed if the balance exceeds the specified reserve account balance.

                              (See "Description of the Transfer and Servicing Agreements--Reserve Account".)

  D.  Collection Account..    For each trust, unless the related prospectus
                              supplement otherwise provides:

                             . the sub-servicer will be required to remit collections received on the receivables during the collection period specified in the related prospectus supplement to a collection account in the name of the applicable indenture trustee within two business days of receipt except under certain conditions described in this prospectus and in the related prospectus supplement;

                             . the servicer will have the revocable power, under the applicable sale and servicing agreement, to instruct the applicable indenture trustee to withdraw funds on deposit in the collection account and apply the funds on each payment date as specified in the related prospectus supplement.

  E.  Transfer and Servicing
       Agreements.........    With respect to each trust, the seller will
                              purchase the related receivables from JDCC under a purchase agreement and the seller will sell these receivables to the trust under a sale and servicing agreement. In addition, the servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables. The rights and benefits of the seller under the purchase agreement and of the trust under the sale and servicing agreement will be assigned to the indenture trustee as collateral for the notes of the related series. The obligations of the seller and the servicer under the transfer and servicing agreements include those specified below and in the related prospectus supplement.

                              Unless otherwise provided in the related prospectus supplement, the seller will be obligated to repurchase any receivable if:

                             .  the interest of the applicable trust is
                                materially adversely affected by a breach of any representation or warranty made by the seller or JDCC with respect to the receivable; and

                             . the breach has not been cured following the discovery by or notice to the seller of the breach.

                              JDCC will be obligated to repurchase the receivable from the seller under the related purchase agreement contemporaneously with the seller's repurchase from the applicable trust. The obligation of the seller to repurchase any receivable with respect to which JDCC has breached a representation or warranty is subject to JDCC's repurchase of the receivable.

                              Unless otherwise provided in the related prospectus supplement, consistent with its normal procedures, the sub-servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer purchasing the receivable for the purchase amount.

                              Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a fee for servicing the receivables of each trust equal to a specified percentage of the aggregate principal balance of the receivables, as set forth in the related prospectus supplement. See "Description of the Transfer and Servicing
                              Agreements--Servicing Compensation" in this prospectus and in the related prospectus supplement.

Additional Receivables,
  Revolving Period, etc.....  To the extent specified in the related prospectus supplement, the relevant trust may purchase, under certain circumstances, additional receivables from the seller during a revolving period. The "revolving period" for the trust will be the period beginning on the related cut-off date and ending on the earlier of:

                             . the commencement of an "early amortization period" (as specified in the related prospectus supplement); and

                             . the date specified as the "scheduled revolving period termination date" in the related prospectus supplement.

                              See the related prospectus supplement for a discussion of certain events that might lead to the early termination of the revolving period and, in certain limited circumstances, the recommencement of the revolving period.

                              Unless otherwise provided in the related prospectus supplement, no payments of principal will be made on the notes and no amounts will be set aside for such purpose prior to the wind down period or the early amortization period (in each case, as more fully described in the related prospectus supplement). Unless an early amortization period has commenced, the "wind down period" with respect to the trust will begin on the day following the related scheduled revolving period termination date and will continue until the earlier of:

                             . the commencement of an early amortization period; and

                             . the date on which all related securities have been paid in full with respect to the trust.

                              During the wind down period, certain amounts, to the extent specified in the related prospectus supplement, will be set aside for payments of principal on the notes and for distributions with respect to the certificate balance, and these payments and distributions will be made to the extent described in the related prospectus supplement.

                              To the extent specified in the related prospectus supplement with respect to a trust, an early amortization period will begin upon the occurrence of an "early amortization event" (as described in the related prospectus supplement) and will end on the earliest of:

                             .  the payment in full of the outstanding
                                principal balance of the notes and the
                                certificate balance;

                             .  the termination of the relevant trust; and

                             . the recommencement, if any, of the revolving period.

                              With respect to the trust, when an early amortization period begins, the revolving period and any then occurring wind down period will terminate and certain amounts (to the extent described in the related prospectus supplement) will thereafter be paid to the holders of the related securities. If an early amortization period commences during the wind down period, amounts, if any, on deposit in the note distribution account will be paid to the related holders to the extent, and at the times, described in the related prospectus supplement.

Certain Legal Aspects of the
  Receivables;
  Repurchase Obligations....  In connection with the sale of the receivables to a trust, security interests in the financed equipment securing the related receivables will be assigned by JDCC to the seller and by the seller to the trust. Unless otherwise specified in the related prospectus supplement, the seller will be obligated to repurchase any receivable sold to a trust (subject to JDCC's repurchase thereof) as to which a first priority perfected security interest in the name of JDCC in the financed equipment securing the receivable does not exist as of the date the receivable is purchased by the trust if:

                             . this breach materially adversely affects the interest of the trust in the receivable; and

                             . this failure or breach is not cured by the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of this breach, and JDCC will be obligated to purchase the receivable from the seller contemporaneously with the seller's purchase from the trust.

                              To the extent the security interest is perfected, the trust will have a prior claim over subsequent purchasers of the financed equipment and holders of subsequently perfected security interests. However, as against mechanics' liens on a piece of financed equipment or for taxes unpaid by an obligor under a receivable, or through fraud or negligence, a trust could lose the priority of its security interest or its security interest in the relevant financed equipment.

                              Neither the seller nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in a trust's losing the priority of its security interest or its security interest in the financed equipment after the date the relevant receivable was purchased by the trust.

Tax Considerations..........  We expect that the prospectus supplement for each series of notes and for each series of
                              certificates will summarize the federal income tax considerations relevant to the purchase, ownership and disposition of the notes and certificates. We also expect that the prospectus supplement will contain information with respect to the tax laws of the State of Iowa.

ERISA Considerations........  We expect that the prospectus supplement will summarize:

                             . considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, relevant to the purchase of the notes by employee benefit plans; and

                             . considerations under ERISA relevant to the purchase of the certificates by employee benefit plans and individual retirement accounts.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

                                 RISK FACTORS

   You should consider the following risk factors in deciding whether to purchase any of the securities.

  The notes may suffer losses because the trust's only sources of funds are the receivables, the reserve accounts and any related credit enhancement.

   For each trust, the only sources of funds will be the related receivables and, to the extent provided in the related prospectus supplement, the related reserve account and any credit enhancement. The notes of any series will represent obligations solely of the related issuer and the certificates of any series will represent interests solely in the related trust, and neither the notes nor the certificates of any series will be insured or guaranteed by Deere, JDCC, the seller, the servicer, the sub-servicer, the applicable owner trustee, if any, or any other person or entity. Consequently, securityholders of any series must rely for repayment upon payments on the receivables and, if and to the extent available, amounts on deposit in the reserve account and any other credit enhancement, all as specified in the related prospectus supplement.

  The notes may suffer losses if the interests of other persons in the receivables are superior to the trusts interests.

   In connection with the sale of the receivables to an issuer, security interests in financed equipment securing the receivables will be assigned by JDCC to the seller and by the seller to the applicable issuer. Unless otherwise provided in the related prospectus supplement, the seller will be obligated to repurchase any receivable, (and JDCC will be obligated to purchase the receivable from the seller contemporaneously with the seller's repurchase from the issuer) sold to the related issuer as to which a perfected security interest in the name of JDCC in the financed equipment securing the receivable does not exist as of the date the applicable issuer purchased that receivable if:

  . the failure to have a perfected security interest materially adversely affects the interest of the issuer in the receivable; and

  . the failure has not been cured by the last day of the second, or, if the seller elects, the first, month following the discovery by or notice to the seller of the breach.

   If the security interest in the financed equipment is not perfected, the right of the seller, the issuer and the indenture trustee to enforce that security interest to obtain payment on the related receivable may be impaired. To the extent the security interest in the financed equipment is perfected, the issuer will have a prior claim over subsequent purchasers of the financed equipment and holders of subsequently perfected security interests. However, as against mechanics' liens or liens for taxes unpaid by an obligor under a receivable, or through fraud or negligence, the issuer could lose the priority of its security interest or its security interest in the financed equipment. Neither the seller nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the issuer's losing the priority of its security interest or its security interest in the financed equipment after the date the issuer purchased the receivable.

  In some states the trust may not have a perfected security interest in the financed equipment securing the receivables.

   To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the related receivables by each owner trustee, but will not stamp the receivables to reflect the sale and assignment of receivables to the trust, nor amend the financing statements filed to perfect the security interest in the financed equipment or the related certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, in some states a trust may not have perfected security interests in the financed equipment securing receivables originated. See "Certain Legal Aspects of the Receivables".

   If the protection provided to the investment of the noteholders of a given series by the subordination of the certificates of that series and by the availability of the funds in the reserve account, if any, or any other credit enhancement for that series or the protection provided to certificateholders of that series by the reserve account or other credit enhancement is insufficient, the related trust must rely solely on the payments from the obligors on the receivables, and the proceeds from the repossession and sale of financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust's not having first perfected security interests in some of the financed equipment, may affect the trust's ability to realize on the collateral securing the receivables, and may reduce the proceeds to be distributed to the holders of the securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "Description of the Transfer and Servicing Agreements--Reserve Account" and "Certain Legal Aspects of the Receivables".

  Bankruptcy of JDCC could result in delays or reductions in payments on the securities.

   The seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under the U.S. Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the seller with those of JDCC. These steps include:

  . the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of the seller's business; and

  . a restriction on the seller's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all the seller's directors.

   However, there can be no assurance that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of JDCC in a proceeding under any insolvency law.

   JDCC will warrant to the seller in each purchase agreement that the sale of the related receivables by it to the seller is a valid sale of those receivables to the seller. In addition, JDCC and the seller will treat the transactions described in this prospectus as a sale of the receivables to the seller, and the seller will take all actions that are required to perfect the seller's ownership interest in the receivables.

   Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that a sale of receivables to the seller should be recharacterized as a pledge of those receivables to secure a borrowing of the debtor, then delays in payments of collections of receivables to the seller could occur, or should the court rule in favor of the creditor, trustee or debtor, reductions in the amount of the payments could result.

   If any transfer of receivables to the seller is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of a receivable to the seller may have priority over the seller's interest in the receivable. If the transactions contemplated in this prospectus are treated as a sale, the receivables would not be part of JDCC's bankruptcy estate and would not be available to JDCC's creditors.

   In addition, while JDCC is the servicer, cash collections held by JDCC may, subject to certain conditions, be commingled and used for the benefit of JDCC prior to each payment date and, in the event of the bankruptcy of JDCC, an issuer may not have a perfected interest in these collections.

  Delays in processing payments or distributions on the securities could occur if JDCC ceases to act as servicer or Deere Credit Services ceases to act as sub-servicer.

   None of the seller, JDCC or Deere is generally obligated to make any payments in respect of the notes, the certificates or the receivables of a specific issuer, as the case may be. If JDCC were to cease acting as servicer or if Deere Credit Services were to cease acting as sub-servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the securityholders.

  JDCC or the seller may have to repurchase receivables.

   JDCC will make representations and warranties with respect to the characteristics of the relevant receivables. In certain circumstances, JDCC and the seller may be obligated to repurchase these receivables if these representations and warranties have been breached. In general, the repurchase obligation will constitute the sole remedy available to noteholders, certificateholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach.

   Federal and state laws impose requirements upon creditors in connection with extensions of retail credit and collections and certain of these laws make an assignee of a contract liable to the obligor of the contract for any violation by the lender. Unless otherwise provided in the related prospectus supplement, the seller will be obligated to repurchase any receivable, subject to JDCC's repurchase thereof, that fails to comply with these requirements, and JDCC will be obligated to repurchase that receivable from the seller contemporaneously with the seller's repurchase from the related trust or other issuer.

   Consistent with its normal procedures, the servicer or sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of these arrangements as described in the related prospectus supplement will result in the servicer purchasing the receivable for the purchase amount. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

  Subordination may cause the certificates and some classes of notes to bear additional credit risk.

   The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes. Similarly, the rights of the holders of any class of certificates to receive payments of interest and principal may be subordinated to one or more other classes of certificates. Holders of subordinated classes of notes or certificates will bear more credit risk than the more senior classes. In addition, to the extent specified in the related prospectus supplement, the rights of the holders of any class of certificates to receive payments of interest and principal will be subordinated in priority of payment to payments of principal and interest on the notes of the particular series.

   Subordination may take the following forms:

  . interest payments on any date on which interest is due will first be allocated to the more senior classes;

  . principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

  .  subordinated classes bear the first risk of losses; and

  . if the indenture trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

   The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes and certificates of any trust will be described in the related prospectus supplement.

  Potential early payment of notes due to prepayment of receivables.

   All the receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average life of the related securities. Prepayment includes:

  .  voluntary prepayments;

  .  liquidations due to default; and

  .  receipts of proceeds from insurance policies.

   The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. In particular, the amount of prepayments on agricultural equipment receivables has historically tended to increase during periods in which farmers have strong cash flows.

   Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of the related series of securities. Also, see "Description of the Transfer and Servicing Agreements-Sale and Assignment of Receivables" and "--Servicing Procedures" regarding JDCC's obligation to repurchase the receivables under certain circumstances, "Description of the Transfer and Servicing Agreements--Termination" regarding the servicer's option to purchase the receivables and "Description of the Transfer and Servicing Agreements--Insolvency Event" regarding the sale of the receivables if an insolvency event with respect to the seller occurs.

  Yield on the securities could be lower than you anticipate.

   Noteholders and certificateholders should consider, in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and, in the case of any securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

  JDCC may commingle collections on the receivables with its own funds and invest the collections for its own benefit.

   The servicer will deposit all payments on receivables and all proceeds of receivables collected during each collection period into the collection account within two business days of receipt thereof. However, if JDCC satisfies certain requirements for monthly or less frequent remittances as described in this prospectus and in the related prospectus supplement, then so long as JDCC is the servicer and provided that:

  .  there exists no servicer default; and

  . each other condition to making monthly or less frequent deposits that may be specified by the rating agencies is satisfied,

the servicer will not be required to deposit such amounts into the collection account until on or before the business day preceding the payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit these funds, securityholders might incur a loss.

                                  THE TRUSTS

   With respect to each series of securities, other than those issued by Deere Receivables Corporation, the seller will establish a separate trust pursuant to a trust agreement for the transactions described in this prospectus and in the related prospectus supplement. After its formation, each trust will not engage in any activity other than:

  . acquiring, holding and managing the receivables purchased pursuant to the related sale and servicing agreement and the other assets of the trust and proceeds from those assets;

  .  issuing notes;

  .  making payments on the notes;

  . issuing and making payments on the certificates representing beneficial equity interests in that trust; and

  . engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected with those activities.

   Upon the issuance of the notes and the certificates of a given series, the trust will use the proceeds to purchase receivables from the seller pursuant to the related sale and servicing agreement. The servicer will initially service the receivables and will be compensated for acting as the servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation".

   The principal offices of each trust and the related owner trustee will be specified in the related prospectus supplement.

The Owner Trustee

   The owner trustee for each trust will be specified in the related prospectus supplement. An owner trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that owner trustee set forth in the related trust agreement and the related sale and servicing agreement.

                              THE TRUST PROPERTY

   The property of each trust will include:

  .  a pool of receivables;

  . all monies, including accrued interest, due under the receivables on or after the applicable cut-off date;

  . amounts that from time to time may be held in one or more accounts established and maintained by the servicer pursuant to the related sale and servicing agreement, as described in this prospectus and in the related prospectus supplement;

  . security interests in the equipment financed under the receivables in the pool;

  . the right to proceeds from insurance policies covering equipment financed under the receivables or the obligors on the receivables;

  .  proceeds of any repossessed equipment;

  .  rights of the seller under the related purchase agreement with JDCC; and

  .  interest earned on short-term investments made by the trust.

   The receivables in each pool will arise from financing proposed by JDCC in connection with retail sales by John Deere dealers of new and used agricultural, construction, forestry, commercial and consumer equipment to retail purchasers (the "obligors"). The receivables are acquired by JDCC from Deere and John Deere Construction and Forestry Company (the sales companies). In turn, the sales companies either originate the receivables in the ordinary course of business in connection with retail sales by the sellers or, in limited instances, acquire the receivables from the dealers in the ordinary course of business.

   Each pool of receivables will continue to be serviced by the servicer and evidence direct or indirect financing made available by JDCC to the obligors. On or before the applicable closing date in respect of a trust, JDCC will sell the receivables to the seller for sale to that trust. Unless otherwise specified in the related prospectus supplement, the related reserve account, if any, will be maintained with the applicable indenture trustee for the benefit of the noteholders and the certificateholders of the related series.

   If so specified in the related prospectus supplement, the seller will have the right to designate from time to time additional receivables to be included in the related pool of receivables.

                             THE RECEIVABLES POOL

Underwriting Criteria for Receivables

   Each pool of receivables will consist of receivables purchased by JDCC from the sales companies as described above. JDCC purchases and enters into contracts in accordance with its credit standards, which are based upon:

  .  the buyer's ability to repay the obligation;

  .  the buyer's credit history; and

  .  the buyer's down payment on the financed equipment.

Selection Criteria for Receivables

   The receivables will be selected from JDCC's portfolio in accordance with several criteria. As of the applicable cut-off date and except as described under "Certain Legal Aspects of the Receivables", each receivable must meet the following criteria. It:

  .  will have originated in the United States;

  .  has an obligor that is a United States person;

  . is secured by a perfected first priority security interest in the related financed equipment;

  . provides for scheduled payments that fully amortize the amount financed, assuming, in the case of variable rate receivables, that the variable rate calculated at the time of origination remains in effect without change throughout the term of the receivable;

  .  has an outstanding principal balance of at least $500;

  .  will not be more than 89 days past due as of the applicable cut-off date;
     and

  . will satisfy any other criteria set forth in the related prospectus supplement.

   As of the applicable cut-off date, no obligor on any receivable will be noted in the related records of JDCC or the sub-servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by JDCC or the seller to be adverse to the securityholders of any series will be used in selecting the receivables.

Composition of the Receivables Pools

   Information with respect to each pool of receivables will be set forth in the related prospectus supplement, including, to the extent appropriate:

  .  the composition of the receivables; and

  . the distribution of the receivables by equipment type, payment frequency and current principal balance as of the applicable cut-off date.

Delinquencies, Repossessions and Net Losses

   Certain information concerning JDCC's experience in the United States pertaining to delinquencies and repossessions on JDCC's retail agricultural, construction, forestry, commercial and consumer equipment receivables will be set forth in each prospectus supplement. Delinquencies, repossessions and net losses on agricultural, construction, forestry, commercial and consumer equipment receivables are affected by economic conditions generally. Delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by:

  .  commodity market prices;

  .  weather conditions such as flood, drought and early frost; and

  .  the level of farmers' income.

   Delinquencies, repossessions and net losses on construction equipment receivables may be affected by:

  .  the level of housing starts; and

  .  the level of nonresidential construction.

   Delinquencies, repossessions and net losses on forestry equipment receivables may be affected by:

  .  changes in demand for forestry products; and

  .  prices for pulp and lumber.

   Delinquencies, repossessions and net losses on commercial and consumer equipment receivables may be affected by:

  .  the level of consumers' income; and

  .  the severity and timing of weather patterns.

   Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to prior experience or that new factors will not materially affect this experience in the future.

Maturity and Prepayment Considerations

   All the receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average life of the related securities. Prepayments include:

  .  voluntary prepayments;

  .  liquidations due to default; and

  .  receipts of proceeds from insurance policies.

   The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, JDCC will be obligated to repurchase receivables pursuant to the applicable purchase agreement, and the seller will be obligated to repurchase receivables pursuant to the applicable sale and servicing agreement, as a result of breaches of representations and warranties. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

   Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the related securityholders. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the servicer's option to purchase the receivables from a particular trust.

   The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.

                     POOL FACTORS AND TRADING INFORMATION

   The "note pool factor" for each class of notes will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to that class of notes, indicating the remaining outstanding principal balance of that class of notes as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class.

   The "certificate pool factor" for each class of certificates will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to that class of certificates indicating the remaining certificate balance of that class of certificates as of the applicable payment date, as a fraction of the initial certificate balance of the class.

   Each note pool factor and certificate pool factor will be initially 1.0000000, and after that will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of a class of notes is the product of:

  .  the original denomination of such noteholder's note; and

  .  the applicable note pool factor.

   A certificateholder's portion of the aggregate outstanding certificate balance for a class of certificates is the product of:

  .  the original denomination of the certificateholder's certificate; and

  .  the applicable certificate pool factor.

   If so provided in the related prospectus supplement with respect to a trust, pursuant to the applicable indenture, the noteholders of record will receive reports on or about each payment date concerning the payments received on the receivables, the pool balance, each note pool factor and various other items of information.

   If so provided in the related prospectus supplement with respect to a trust, the certificateholders of record will receive reports on or about each payment date concerning the payments received on the receivables, the related pool balance, each certificate pool factor and various other items of information. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                USE OF PROCEEDS

   Unless otherwise provided in the related prospectus supplement, the proceeds from the sale of the securities of a given series will be applied by the related trust to the purchase of the receivables.

                      THE SELLER, DEERE AND THE SERVICER

John Deere Receivables, Inc.

   John Deere Receivables, Inc. (JDRI or the seller) is a wholly owned subsidiary of JDCC. JDRI was incorporated in the State of Nevada on July 15, 1992 and is organized for the limited purpose of purchasing retail receivables, transferring those receivables to third parties and performing any activities incidental to, and necessary or convenient for, the accomplishment of those purposes. The principal executive offices of JDRI are located at First Interstate Bank Bldg., 1 East First Street, Reno, Nevada 89501, and its telephone number is (775) 786-5914.

   The seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under any insolvency law will not result in consolidation of the assets and liabilities of the seller with those of JDCC. These steps include:

  . the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of the seller's business; and

  . a restriction on the seller's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all of the seller's directors.

However, there can be no assurance that the activities of the seller would not result in a court's concluding that the assets and liabilities of the seller should be consolidated with those of JDCC in a proceeding under any insolvency law. See "Risk Factors--Bankruptcy of JDCC could result in delays or reductions in payments on the securities".

   In addition, with respect to each trust, the owner trustee, the indenture trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against the seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   JDCC will warrant to the seller in each purchase agreement that the sale of the receivables by it to the seller is a valid sale of the receivables to the seller. In addition, JDCC and the seller will treat the transactions described in this prospectus and in the related prospectus supplement as a sale of the receivables to the seller, and the seller will take all actions that are required to perfect the seller's ownership interest in the receivables. See "Risk Factors--Bankruptcy of JDCC could result in delays or reductions in payments on the securities".

Deere Receivables Corporation

   Deere Receivables Corporation (DRC) is a wholly owned subsidiary of JDCC that was incorporated in the State of Nevada on March 5, 1996. DRC is organized for the limited purpose of purchasing wholesale and retail receivables from JDCC and transferring those receivables to third parties or holding those receivables and selling securities to the public and performing any activities incidental to, or necessary or convenient for, the accomplishment of these purposes. DRC is intended to comply with certain requirements for the securitization of debt obligations, under provisions of the Internal Revenue Code of 1986, as amended. If an election is made for DRC to issue a particular series of securities, the tax consequences to holders will be discussed in the applicable prospectus supplement. The principal executive offices of DRC are located at 1 East First Street, Suite 600, Reno, Nevada 89501.

Deere & Company

   John Deere's operations are categorized into four major business segments:

  . the agricultural equipment segment manufactures and distributes a full line of farm equipment--including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated agricultural management technology.

  . the commercial and consumer equipment segment manufactures and distributes equipment for commercial and residential uses, including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; utility vehicles; landscape and irrigation equipment; and other outdoor power products.

  . the construction and forestry segment manufactures and distributes a broad range of machines used in construction, earthmoving, material handling and timber harvesting-including backhoe loaders; crawler dozers and loaders; four-wheel drive loaders; excavators; motor graders; articulated dump trucks; forklifts; landscape loaders; skid steer loaders; and log skidders, feller bunchers, loaders, forwarders, harvesters and related attachments.

  . the credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans and finances retail revolving charge accounts.

   The products produced by the equipment segments are marketed primarily through retail dealer networks and major retail outlets.

John Deere Capital Corporation

   The principal business of JDCC and its subsidiaries is providing and administering financing for retail purchases of new and used equipment manufactured by Deere & Company's agricultural equipment, commercial and consumer equipment, and construction and forestry divisions. JDCC and its subsidiaries purchase retail installment sales and loan contracts from John Deere. John Deere acquires these retail notes through John Deere retail dealers. JDCC and its subsidiaries also purchase and finance certain agricultural, construction, forestry, commercial and consumer retail notes unrelated to John Deere.

   JDCC and its subsidiaries also lease equipment to retail customers, finance and service revolving charge accounts and operating loans acquired from and offered through merchants or farm input providers in the agricultural, construction and forestry, commercial and consumer markets, as well as insured international export financing products, and provide wholesale financing for inventories of John Deere engines and John Deere agricultural, John Deere commercial and consumer, and John Deere construction and forestry equipment owned by dealers of those products. In addition, JDCC and its subsidiaries purchase certain wholesale receivables from John Deere and administers those receivables.

   John Deere Credit Company, a wholly owned finance holding subsidiary of Deere, is the parent of JDCC.

   JDCC's executive offices are located at 1 East First Street, Suite 600, Reno, Nevada 89501. Its telephone number is (775) 786-5527.

                           DESCRIPTION OF THE NOTES

General

   One or more classes of notes of a given series may be issued under an indenture by each trust, as set forth in the applicable prospectus supplement. This section summarizes certain terms of the notes that are common to all classes and series of notes. Most of the financial terms and other specific terms of any class or series of notes that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific notes may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

   As required by federal law for all bonds and notes of companies that are publicly offered, the notes are governed by a document called an "indenture". We will enter into a separate indenture for the notes of each separate series. An indenture is a contract between the issuer and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below. Second, the trustee performs certain administrative duties for us.

   Because this section is a summary, it does not describe every aspect of the notes of a given class or series and the indentures under which they will be issued. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of notes. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the indenture.

   In the event that securities are not issued by a trust, but are instead issued by DRC, the terms of the securities will be described in the relevant prospectus supplement. See "Certain Tax Considerations".

   Unless otherwise specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the trust, the "depository") except as set forth below. Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in denominations of $1,000 and integral multiples thereof, in book-entry form only. Accordingly, DTC's nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note.

   All references in this prospectus and in the related prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "participants"), and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "--Definitive Notes" below.

Principal and Interest on the Notes

   The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the related prospectus supplement. The rights of noteholders of any class to receive payments of principal and interest may be senior or subordinate to the rights of noteholders of any other class or classes of the series. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal on the notes. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

  .  principal payments with disproportionate, nominal or no interest payments;
     or

  .  interest payments with disproportionate, nominal or no principal payments.

   Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate and which may be zero for certain classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining that interest rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities".

   One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer's exercising its option to purchase the related receivables.

   To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Holders of those notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to those notes, in the manner and to the extent set forth in the related prospectus supplement.

   Unless otherwise specified in the related prospectus supplement, payments to noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement (each, a "payment date"), in which case each class of noteholders will receive its ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes of that series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

   In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the same class.

Revolving Period and Related Matters

   To the extent specified in the related prospectus supplement, during the revolving period, if any, with respect to the applicable trust, no payments of principal will be made on the notes and no distributions of certificate balance will be made with respect to the certificates and no amounts will be set aside for that purpose.

   During the wind down period, if any, for the trust and any early amortization period, certain amounts will be set aside for payments of principal on the notes and distributions with respect to the certificate balance, and these payments and distributions will be made, to the extent described in the related prospectus supplement. If an early amortization period commences during the wind down period, amounts, if any, on deposit in the note distribution account will be paid to the related holders to the extent, and at the times, described in the related prospectus supplement.

The Indenture

  Modification of Indenture.

   With the consent of the holders of a majority of the outstanding notes of all classes of the series issued by a particular trust, the applicable indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the related indenture with respect to the notes, or to modify, except as provided below, in any manner the rights of the noteholders.

   Unless otherwise specified in the related prospectus supplement with respect to a series of notes, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture may:

  . change the due date of any installment of principal of, or interest on, any note or reduce the principal amount of the note, the interest rate of the note or the redemption price with respect to the note or change any place of payment where or the coin or currency in which any note or any interest on the note is payable;

  . impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

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

  . reduce the percentage of the aggregate amount of the outstanding notes of the series the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided for in the indenture;

  . modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, the seller, an affiliate of either of them or any obligor on the notes;

  . reduce the percentage of the aggregate outstanding amount of those notes the consent of the holders of which is required to direct the trust to sell or liquidate the receivables if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

  . decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes of that series necessary to amend the indenture or certain other related agreements; or

  . permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

   Unless otherwise provided in the related prospectus supplement, a trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided, however, that such action will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

  Events of Default; Rights upon Event of Default.

   With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an "event of default" with respect to the notes is defined in the related indenture as being:

  . a default for five days or more in the payment of any interest due on any note;

  . a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

  . a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of that default for a period of 30 days after notice of a default is given to the trust by the indenture trustee or to the trust and indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding;

  . any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in a material respect as of the time made, and that breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of those notes of the series then outstanding; or

  . certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

   However, the amount of principal required to be distributed to the noteholders of a series under an indenture is generally limited to amounts available therefor in the applicable note distribution account. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

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

   If an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of those notes then outstanding may declare the principal of the notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of those notes then outstanding.

   If the notes of any series have been declared to be due and payable following an event of default with respect thereto, the related indenture trustee may, in its discretion, either sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply distributions on the receivables as if there had been no declaration of acceleration. In addition, that indenture trustee is prohibited from selling the receivables following an event of default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note of the series, unless:

  .  the holders of all outstanding notes consent to the sale,

  . the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale, or

  . the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

   Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, in case an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.

   Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of those notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

   Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the indenture, unless:

  . the holder previously has given to the indenture trustee written notice of a continuing event of default;

  . the holders of not less than 25% in principal amount of all the outstanding notes have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

  . the holder or holders have offered the indenture trustee reasonable indemnity;

  .  the indenture trustee has for 60 days failed to institute the proceeding;
     and

  . no direction inconsistent with the written request has been given to the indenture trustee during this 60-day period by the holders of a majority in principal amount of the outstanding notes.

   In addition, each indenture trustee and the related noteholders will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   With respect to any trust, neither the indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust, nor any of their respective

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

owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

  Certain Covenants.

   Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

  . the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

  . the surviving entity expressly assumes the trust's obligation to make due and punctual payments upon the related notes and the performance or observance of every agreement and covenant of the trust under the related indenture;

  . no event of default has occurred and is continuing immediately after the merger or consolidation;

  . the trust has been advised that the rating of the related notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

  . the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

   Each trust will not, among other things:

  . except as expressly permitted by the applicable indenture, the related transfer and servicing agreements or certain related documents with respect to the trust (collectively, the "related documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

  . claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series, other than amounts withheld under the Internal Revenue Code, or applicable state law, or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the trust;

  .  dissolve or liquidate in whole or in part;

  . permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

  . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds thereof except as may be created by the terms of the indenture.

   No trust may engage in any activity other than as specified in this prospectus or in the related prospectus supplement. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

  List of Noteholders.

   With respect to a trust, three or more holders of the notes of any class each of whom has owned a note of the series for at least six months may, by written request to the applicable indenture trustee, obtain access to the list of all noteholders of the series maintained by the indenture trustee for the purpose of communicating with other noteholders of that series with respect to their rights under the indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series of record.

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

  Annual Compliance Statement.

   Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report.

   If required by law, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture.

   An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the applicable indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

  The Indenture Trustee.

   The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for the series. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In these circumstances, the trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor indenture trustee for the series.

                        DESCRIPTION OF THE CERTIFICATES

General

   One or more classes of certificates of a given series may be issued by each trust under its trust agreement. The prospectus supplement for a series will state whether the certificates of that series are being offered thereby.

   This section summarizes certain terms of the certificates that are common to all classes and series of certificates. Most of the financial terms and other specific terms of any class or series of certificates that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific certificates may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

   Because this section is a summary, it does not describe every aspect of the certificates of a given class or series and the trust agreement under which they will be issued. We urge you to read the trust agreement that is applicable to you because it, and not this description, defines your rights as a holder of certificates. We have filed the form of the trust agreement as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the trust agreement.

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   Unless otherwise specified in the related prospectus supplement, each class of certificates will initially be issued in fully registered certificated form. The certificates will be available for purchase in denominations of $100,000 and integral multiples of $100,000 in excess thereof.

Distributions of Principal and Interest

   The timing and priority of distributions, seniority, allocations of losses, pass-through rate and amount of or method of determining distributions with respect to principal and interest of each class of certificates of a given series will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the payment dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip certificates entitled to:

  . distributions in respect of principal with disproportionate, nominal or no interest distributions; or

  . interest distributions with disproportionate, nominal or no distributions in respect of principal.

   Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate, which may be zero for certain classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the pass-through rate for each class of certificates of a given series or the method for determining that pass-through rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities".

   Unless otherwise provided in the related prospectus supplement, distributions in respect of the certificates of a given series may be subordinate to payments in respect of the notes of that series.

   In the case of a series of certificates that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Distributions in respect of principal and interest of any class of certificates will be made on a pro rata basis among all the certificateholders of the same class.

  List of Certificateholders.

   Three or more certificateholders of a class of certificates or one or more holders of certificates evidencing not less than 25% of the certificate balance of a class of certificates may, by written request to the applicable owner trustee, obtain access to the list of all certificateholders of that class for the purpose of communicating with the other certificateholders with respect to their rights under the related trust agreement or under the certificates.

  Reports to Certificateholders.

   On each payment date, the applicable owner trustee will provide to certificateholders of record of the related series, as of the related record date, the statement described under "Certain Information Regarding the Securities--Reports to Securityholders".

                 CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

   Each class of securities, other than certain classes of strip notes or strip certificates, may bear interest at a fixed rate per annum ("fixed rate securities") or at a variable or adjustable rate per annum ("floating rate

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

securities"), as more fully described below and in the applicable prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

Floating Rate Securities

   Each class of floating rate securities will initially bear interest for each applicable payment date at a rate per annum determined by reference to an interest rate basis or the base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement. The spread is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to that class, and the spread multiplier is the percentage that may be specified in the applicable prospectus supplement as being applicable to that class.

   The applicable prospectus supplement will designate a base rate for a given class of floating rate securities based on LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in that prospectus supplement.

   As specified in the applicable prospectus supplement, floating rate securities of a given class may also have either or both of the following in each case expressed as a rate per annum:

  . a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  . a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

   In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, as that law may be modified by U.S. law of general application.

Indexed Securities

   To the extent specified in any prospectus supplement, any class of securities of a given series may consist of securities, referred to as indexed securities, in which the principal amount payable at the final scheduled payment date for that class, referred to as the indexed principal amount, is determined by reference to a measure, or index, which will be related to:

  . the difference in the rate of exchange between U.S. dollars and a currency or composite currency (the "indexed currency") specified in the applicable prospectus supplement (those indexed securities, "currency indexed securities");

  . the difference in the price of a specified commodity (the "indexed commodity") on specified dates (those indexed securities, "commodity indexed securities");

  . the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates (those indexed securities, "stock indexed securities"); or

  . other objective price or economic measures as are described in the applicable prospectus supplement.

   The manner of determining the indexed principal amount of an indexed security and historical and other information concerning the indexed currency, the indexed commodity, the stock index or other price or economic measures used in the determination will be set forth in the applicable prospectus supplement, together with information concerning the tax consequences to the holders of those indexed securities.

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   If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and such third party either suspends the calculation or announcement of the index or changes the basis upon which that index is calculated, other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the applicable prospectus supplement, then that index will be calculated for purposes of the indexed security by an independent calculation agent named in the applicable prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party.

   If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as would have been applied to the original third party, then the indexed principal amount of the indexed security will be calculated in the manner set forth in the applicable prospectus supplement. Any determination of the independent calculation agent will, in the absence of manifest error, be binding on all parties.

   Unless otherwise specified in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the applicable prospectus supplement as the face amount of that indexed security. The applicable prospectus supplement will describe whether the principal amount of the related indexed security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled payment date will be the face amount of that indexed security, the indexed principal amount of that indexed security at the time of redemption or repayment or another amount described in the prospectus supplement.

Book-Entry Registration

   Book-Entry Holders. We will issue notes of a given series in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means the notes will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the notes held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

   Under each indenture, only the person in whose name a note is registered is recognized as the holder of that note. Consequently, for notes issued in book-entry form, we will recognize only the depositary as the holder of the notes and we will make all payments on the notes to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the notes.

   As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the notes are represented by one or more global securities, investors will be indirect holders, and not holders, of the notes.

   Special Considerations for Book-Entry Holders. If you hold notes through a bank, broker or other financial institution, we urge you to check with that institution to find out:

  .  how it handles securities payments and notices,

  .  whether it imposes fees or charges,

  .  how it would handle a request for the holders' consent, if ever required,

  . whether and how you can instruct it to send you notes registered in your own name so you can be a holder, if that is permitted in the future for a particular series of notes,

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

  . how it would exercise rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests, and

  .  how the depositary's rules and procedures will affect these matters.

   What Is a Global Security? As noted above, we usually will issue notes as registered securities in book-entry form only. A global security represents one or any other number of individual notes. Generally, all notes represented by the same global securities will have the same terms.

   Each note issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all notes issued in book-entry form.

   A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Definitive Notes". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the notes, but only an indirect holder of a beneficial interest in the global security.

   Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the notes represented by the global security.

   If notes are issued only in the form of a global security, an investor should be aware of the following:

  . An investor cannot cause the notes to be registered in his or her name, and cannot obtain certificates for his or her interest in the notes except in the special situations we describe below.

  . An investor will be an indirect holder and must look to his or her own broker, bank or other financial institution for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above.

  . An investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

  . An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

  . The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the indenture trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the indenture trustee also do not supervise the depositary in any way.

  . DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker, bank or other financial institution may also require you to use immediately available funds when purchasing or selling interests in a global security.

  . Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the notes. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

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   Definitive Notes.  Unless otherwise specified in the related prospectus supplement, the notes will be issued in fully registered, certificated form ("definitive notes") to the noteholders of a given series or their nominees, rather than to DTC or its nominee, only if:

  . the administrator in respect of the related trust advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the administrator is unable to locate a qualified successor, or

  . the administrator, at its option, elects to terminate the book-entry system through DTC or, after the occurrence of an event of default under the related indenture or a servicer default under the related sale and servicing agreement, noteholders representing at least a majority of the outstanding principal amount of the notes advise the applicable indenture trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the noteholders' best interest.

   Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all the noteholders, through participants, of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes to the noteholders.

   Distributions of principal of, and interest on, the notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the noteholders.

   Definitive notes in respect of a given series of notes will be transferable and exchangeable at the offices of the applicable indenture trustee or of a certificate registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

   With respect to each series of securities, on or prior to each payment date for that series, either JDCC or the sub-servicer will provide to the related indenture trustee a statement, which the indenture trustee will be required to forward to the noteholders of record, and will provide to the related owner trustee a statement, which the owner trustee will be required to forward to the certificateholders, in each case setting forth the following information as to the notes and certificates with respect to the payment date or the related collection period:

    (i)the amount of the distribution allocable to principal of each class of notes and to the certificate balance of each class of certificates;

   (ii)the amount of the distribution allocable to interest and the interest rate or pass-through rate on or with respect to each class of securities of the series, in each case applicable to distributions made on the payment date;

  (iii)the pool balance, and the note value, if applicable, as of the close of business on the last day of the related collection period;

   (iv)the aggregate outstanding principal balance and the note pool factor for each class of notes, and the certificate balance and the certificate pool factor for each class of certificates, each after giving effect to all payments reported under (i) above on that date;

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    (v)the amount of the servicing fee paid to the servicer with respect to the related collection periods;

   (vi)the amount of the administration fee paid with respect to the related collection period;

  (vii)the amount of the aggregate purchase amounts for receivables that have been repurchased, if any, for the collection period;

 (viii)the amount of the aggregate realized losses, if any, for the collection period; and

   (ix)the balance of the reserve account, if any, on the payment date, after giving effect to changes in the reserve account on that payment date, and the specified reserve account balance for the payment date.

   Each amount set forth under subclauses (i), (ii), (v) and (vii) with respect to the notes or the certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

   Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable indenture trustee will provide to the noteholders a statement containing the amounts described in subclauses (i) and
(ii), other than information relating to the note interest rate and the pass-through rate, for that calendar year and any other information required by applicable tax laws, for the purpose of the noteholders' preparation of federal income tax returns. Within the prescribed period of time for tax reporting purposes after the end of each trust tax year, the owner trustee will provide to the certificateholders a statement containing the amounts described in subclauses (i) and (ii), other than information relating to the note interest rate and the pass-through rate, subclauses (v) and (vii) above for that tax year and any other information required by applicable tax laws for the purposes of the certificateholders' preparation of federal income tax returns.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

   In connection with each issuance by a trust of one or more classes of notes and certificates of a given series, the parties indicated below will enter into the following agreements, which are collectively called the "transfer and servicing agreements".

  . a sale and servicing agreement under which a trust will purchase receivables from the seller and the servicer will undertake to service or cause the sub-servicer to service those receivables;

  . a purchase agreement under which the seller will purchase those receivables from JDCC;

  . an administration agreement under which JDCC will undertake certain administrative duties with respect to that trust; and

  . a trust agreement under which that trust will be created and the related certificates will be issued.

   This section summarizes certain terms of the transfer and servicing agreements that are common to all classes and series of securities. Most of the financial terms and other specific terms of any class or series of securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific transfer and servicing agreements may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

   Because this section is a summary, it does not describe every aspect of the transfer and servicing agreements. We urge you to read the transfer and servicing agreements that are applicable to you because they, and not this description, define your rights as a holder of securities. We have filed the forms of the transfer and servicing agreements as exhibits to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain copies of the transfer and servicing agreements.

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Sale and Assignment of Receivables

   On the closing date specified in the related prospectus supplement (the "closing date"), JDCC will sell and assign to the seller, without recourse, its entire interest in the related receivables, including its security interests in the related financed equipment, pursuant to a purchase agreement. On the closing date, the seller will sell and assign to the applicable trust, without recourse, its entire interest in those receivables, including its security interests in the related financed equipment, pursuant to a sale and servicing agreement. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

   The applicable owner trustee, on behalf of the trust, will, concurrently with this sale and assignment, execute, authenticate and deliver the related notes and the certificates. The proceeds received from the sale of the notes and the certificates of a given series will be applied to the purchase of the receivables from the seller.

   To the extent specified in the related prospectus supplement, JDCC will have the right under the purchase agreement to sell additional receivables to the seller. Unless otherwise specified in the related prospectus supplement, the addition of any receivable to the related pool of receivables will be subject to the following conditions, among others:

  . each additional receivable must satisfy the eligibility criteria set forth in the related prospectus supplement;

  . JDCC must represent and warrant that the inclusion of the additional receivables in the related pool of receivables will not cause an early amortization event, as defined in the related prospectus supplement, to occur; and

  . each rating agency must have provided written confirmation that the addition will not result in a reduction or withdrawal of the rating of any outstanding related securities.

   On the purchase date for any additional receivable, all of the additional receivables will be sold by JDCC to the seller and will be transferred by the seller to the related trust.

   In each purchase agreement, JDCC will represent and warrant to the seller, among other things, that:

  . the information provided with respect to the related receivables is correct in all material respects;

  . the obligor on each related receivable is required to maintain physical damage insurance covering the financed equipment in accordance with JDCC's normal requirements;

  . at the applicable closing date or, if so specified in the related prospectus supplement, the applicable purchase date, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

  . at the applicable closing date or, if so specified in the related prospectus supplement, the applicable purchase date, each of the related receivables is secured by a first priority perfected security interest in the financed equipment in favor of JDCC; and

  . each receivable, at the time it was originated, complied and, at the applicable closing date or purchase date, complies in all material respects with applicable federal and state laws.

   Unless otherwise provided in the related prospectus supplement, as of the last day of the second or, if the seller elects, the first month following the discovery by or notice to the seller of a breach of any representation or warranty that materially and adversely affects the interests of a trust in a receivable, unless the breach is cured, the seller will repurchase the receivable from the trust, and JDCC will repurchase the receivable from the seller, at a price equal to the unpaid principal balance owed by the obligor plus interest thereon at the respective receivable rate to the last day of the month of repurchase (the "purchase amount").

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

   The obligation of the seller to repurchase any receivable with respect to which any representation or warranty has been breached is subject to JDCC's repurchase of that receivable. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders or the owner trustee in respect of that trust for any such uncured breach.

   To assure uniform quality in servicing the receivables and to reduce administrative costs, the seller will, pursuant to each sale and servicing agreement, appoint the servicer as custodian of the receivables. JDCC's accounting records and computer systems will reflect the sale and assignment of the related receivables to the seller and the sale and assignment or pledge by the seller to the applicable trust, and UCC financing statements reflecting those sales and assignments or pledge will be filed.

Accounts

   With respect to each trust, the servicer will establish and maintain with the applicable indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the related noteholders and the certificateholders, into which all payments made on or with respect to the related receivables will be deposited (the "collection account"). The servicer will also establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and the reserve account or other credit enhancement, if any, for distribution to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "note distribution account").

   Any other accounts to be established with respect to a trust, including any reserve account, will be described in the related prospectus supplement.

   For any series of securities, funds in the collection account, the note distribution account, any reserve account and other accounts identified as such in the related prospectus supplement (collectively, the "trust accounts") will be invested as provided in the related sale and servicing agreement in eligible investments. The
"eligible investments" are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the seller or its affiliates or trusts originated by the seller or its affiliates.

   Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account.

   If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the applicable trust accounts, net of losses and investment expenses (collectively, "investment earnings"), will be deposited in the applicable collection account on each payment date and will be treated as collections of interest on the related receivables.

   The trust accounts and the certificate distribution account will be maintained as eligible deposit accounts. An "eligible deposit account" means either:

  .  a segregated account with an eligible institution; or

  . a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic

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

     branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each rating agency in one of its generic rating categories that signifies investment grade.

   An "eligible institution" means, with respect to a trust:

  . the corporate trust department of the related indenture trustee or the related owner trustee; or

  . a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, so long as this depository institution or domestic branch meets both of the following conditions:

      . it, or its parent corporation, has either a long-term unsecured debt rating acceptable to the rating agencies or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies; and

      .  its deposits are insured by the FDIC.

   With respect to each trust, the servicer will also establish and maintain with the applicable owner trustee an account, in the name of the owner trustee, on behalf of the related certificateholders, in which amounts released from the related collection account and the related reserve account for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "certificate distribution account").

Servicing Procedures

   The servicer will make, or cause the sub-servicer to make, reasonable efforts to collect all payments due with respect to the receivables held by any trust and, in a manner consistent with the related sale and servicing agreement, will continue, or cause the sub-servicer to continue, the same collection procedures as the sub-servicer follows with respect to the particular type of receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of these arrangements, including any extension of the payment schedule beyond the final scheduled maturity date for a receivable, as described in the related prospectus supplement, will result in the servicer purchasing that receivable for the purchase amount. The servicer may sell the financed equipment securing the respective receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

Payments on Receivables

   With respect to each trust, the sub-servicer will deposit all payments on the related receivables and all proceeds of the receivables collected during each collection period specified in the related prospectus supplement (each, a "collection period") into the related collection account; provided, however, that, when a receivable becomes a liquidated receivable, that receivable will be reassigned to the seller and any proceeds after that date (deficiency proceeds) would not be proceeds of receivables in the trust. "Liquidated receivables" means defaulted receivables in respect of which the financed equipment has been sold or otherwise disposed of.

   Except under certain conditions described in the related prospectus supplement, the sub-servicer will be required to deposit all of these amounts into the related collection account within two business days of receipt. If certain rating agency conditions are satisfied, the deposit of collections for a fiscal month will be made within two business days prior to the 15th day of the calendar month following that fiscal month (or, if that fiscal month ends in the early part of a calendar month, the 15th day of the calendar month). Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer.


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

Servicing Compensation

   Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive its servicing fee for each collection period in an amount equal to a specified percentage per annum (as set forth in the related prospectus supplement, the "servicing fee rate") of the pool balance as of the first day of the related collection period. The servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) will be paid solely to the extent of the interest distribution amount, as defined in the related prospectus supplement, and, unless otherwise disclosed in the related prospectus supplement, will be paid prior to the distribution of any portion of the interest distribution amount to the related noteholders or the certificateholders and prior to payment of the administration fee.

   The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the receivables, and will be entitled to reimbursement from each trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the sub-servicer's normal practices and procedures.

   The servicing fee will compensate the servicer for performing, or causing the sub-servicer to perform, the functions of a third-party servicer of similar types of receivables as an agent for their beneficial owner, including:

  .  collecting and posting all payments,

  .  responding to inquiries of obligors on the receivables,

  .  investigating delinquencies,

  .  sending payment coupons to obligors,

  .  reporting tax information to obligors,

  .  paying costs of collection and disposition of defaults, and

  .  policing the collateral.

   The servicing fee also will compensate the servicer for:

  . administering, or causing the sub-servicer to administer, the receivables, and

  . accounting, or causing the sub-servicer to account, for collections and furnishing, or causing the sub-servicer to furnish, statements to the applicable owner trustee and indenture trustee with respect to distributions.

   The servicing fee will also reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

   With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only on each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of notes and all distributions to each class of certificates of the given series will be set forth in the related prospectus supplement.

   With respect to each trust, on each payment date collections on the related receivables will be transferred from the collection account to the note distribution account and the certificate distribution account for distribution to noteholders and certificateholders to the extent provided in the related prospectus supplement.

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Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, distributions in respect of principal of a class of securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of the certificates of such series may be subordinate to payments in respect of the notes of such series.

   If the related prospectus supplement specifies that there is to be a revolving period for a trust, then during this revolving period unless otherwise provided in the related prospectus supplement, no amount will be required to be set aside to make principal payments on the notes and distributions of certificate balance on the certificates. Accordingly, certain amounts as specified in the related prospectus supplement will be available for reinvestment in additional receivables to be purchased from the seller and will be paid to the seller to the extent reinvested.

   If the related prospectus supplement specifies that there is to be an early amortization period and/or wind down period for a trust, then during this early amortization period or this wind down period, certain amounts will be retained by the trust and not paid to the seller to the extent required to be set aside for the purpose of making payments of principal on the notes and distributions with respect to the certificate balance on the certificates, all as more fully set forth in the related prospectus supplement. For each collection period during an early amortization period or a wind down period for a trust, certain amounts, as specified in the related prospectus supplement, will be applied to make the required deposits into the note distribution account and the certificate distribution account. The relative priorities of these deposits and the amounts required to be so deposited for any distribution date will be set forth in the related prospectus supplement.

   During the wind down period for a trust, the amount to be applied to payments on the securities will be limited as set forth in the related prospectus supplement. In general, during an early amortization period for a trust, all collections and other available amounts will be available to make payments on the securities.

Credit and Cash Flow Enhancement

   The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

  .  subordination of one or more classes of securities,

  .  reserve accounts,

  .  over-collateralization,

  .  letters of credit,

  .  credit or liquidity facilities,

  .  surety bonds,

  .  guaranteed investment contracts,

  .  swaps or other interest rate protection agreements,

  . cash deposits or such other arrangements as may be described in the related prospectus supplement, or

  .  any combination of two or more of the foregoing.

   If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

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

   The presence of a reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses on a class or series occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders of that class or series will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of one of these series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Reserve Account

   If so provided in the related prospectus supplement, pursuant to the related sale and servicing agreement, the seller will establish for a series or class of securities one or more accounts (the "reserve account"), which will be maintained with the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the related closing date in the amount set forth in the related prospectus supplement.

   As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased on each payment date thereafter up to the specified reserve account balance specified in the related prospectus supplement, by the deposit into the reserve account of the amount of collections on the related receivables remaining on each payment date after the payment of all other required payments and distributions on that date. The prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the securities covered thereby or to the seller.

Net Deposits

   As an administrative convenience, unless the applicable prospectus supplement provides otherwise, the servicer is required to remit collections within two business days of their receipt, and the sub-servicer will make the deposit of collections and purchase amounts for any trust for or with respect to the related collection period net of distributions to be made to the servicer or the sub-servicer with respect to the collection period. The sub-servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Early Amortization Events

   The related prospectus supplement may set forth various "early amortization events" with respect to a trust. Upon the occurrence of any of these events, an early amortization event with respect to the trust will be deemed to have occurred without any notice or other action on the part of any other party. The early amortization period will start on the day on which the early amortization event is deemed to occur. During an early amortization period for the trust, certain amounts as specified in the related prospectus supplement will be allocated to principal payments on the related notes and distributions of the certificate balance on the related certificates and will be paid as set forth in the prospectus supplement. If an early amortization event commences during the wind down period, amounts, if any, on deposit in the note distribution account and the certificate distribution account will be paid to the securityholders on the first payment date for that early amortization period as described in the prospectus supplement.

   So long as the related scheduled revolving period termination date has not occurred, the revolving period may recommence following the occurrence of an early amortization event under certain circumstances as described in the related prospectus supplement.

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Statements to Indenture Trustee and Trust

   Prior to each payment date with respect to each series of securities, the servicer will, or will cause the sub-servicer to, provide to the applicable indenture trustee and the applicable owner trustee as of the close of business on the last day of the preceding related collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series described under "Certain Information Regarding the Securities--Reports to Securityholders".

Evidence as to Compliance

   Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the related trust and the applicable indenture trustee, annually, a statement as to compliance by the servicer and the sub-servicer during the preceding 12 months ended October 31 (or, in the case of the first certificate, the period from the applicable closing date) with certain standards relating to the servicing of the receivables.

   Each sale and servicing agreement will also provide for delivery to the related trust and the applicable indenture trustee of a certificate signed by an officer of the servicer:

  . stating that the servicer either has fulfilled, or has caused the sub-servicer to fulfill, its obligations under the sale and servicing agreement in all material respects throughout the preceding 12 months ended October 31 (or, in the case of the first certificate, the period from the applicable closing date to the following October 31); or

  . if there has been a default in the fulfillment of any obligation in any material respect, describing each of these defaults.

   The servicer will also agree to give each indenture trustee and each owner trustee notice of certain servicer defaults under the related sale and servicing agreement.

   Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or the applicable owner trustee.

Certain Matters Regarding the Servicer

   Each sale and servicing agreement will provide that JDCC may not resign from its obligations and duties as servicer thereunder, except upon determination that JDCC's performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed JDCC's servicing obligations and duties under the applicable sale and servicing agreement.

   Each sale and servicing agreement will further provide that neither the servicer nor the sub-servicer nor any of their respective directors, officers, employees or agents will be under any liability to the related trust, the related noteholders or the related certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor the sub-servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, the sale and servicing agreement will provide that neither the servicer nor the sub-servicer is under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

   Under the circumstances specified in each sale and servicing agreement, any of the following entities that assumes the obligations of the servicer will be the successor of the servicer under the sale and servicing agreement:

  .  any entity into which the servicer may be merged or consolidated;

  . any entity resulting from any merger or consolidation to which the servicer is a party;

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  .  any entity succeeding to the business of the servicer; or

  . any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Deere.

Servicer Default

   Except as otherwise provided in the related prospectus supplement, "servicer default" under each sale and servicing agreement will consist of any of the following:

  . any failure by the servicer to deliver, or to cause the sub-servicer to deliver, to the applicable indenture trustee for deposit in any of the related trust accounts or the related certificate distribution account any required payment, or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the indenture trustee or the applicable owner trustee is received by the servicer or after discovery by the servicer;

  . any failure by the servicer, the sub-servicer or the seller, as the case may be, to duly observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement, which failure materially and adversely affects the rights of the related noteholders or certificateholders and which continues unremedied for sixty days after the giving of written notice of such failure to the servicer or the seller, as the case may be, by the applicable indenture trustee or the applicable owner trustee or to the servicer or the seller, as the case may be, and to the indenture trustee and the owner trustee by holders of the related notes or certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or certificates; and

  . certain events (referred to as "insolvency events") of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights upon Servicer Default

   Unless otherwise provided in the related prospectus supplement, as long as a servicer default under a sale and servicing agreement remains unremedied, the applicable indenture trustee or noteholders of the related series evidencing not less than 25% in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under that sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than this appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable indenture trustee or those noteholders from effecting a transfer of servicing.

   In the event that the indenture trustee is unwilling or unable to so act under one or more indentures, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of a similar type of receivables. The indenture trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable to the servicer under the related sale and servicing agreement.

Waiver of Past Defaults

   With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series (or the holders of certificates evidencing not less than a majority of the outstanding certificate balance of the series, in the case of any default that does not adversely affect the applicable indenture trustee or such noteholders) may, on behalf of all of the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making, or causing the sub-servicer to make, any required deposits to or payments from any of the trust accounts in accordance with the sale and servicing agreement. No waiver will impair the noteholders' or the certificateholders' rights with respect to subsequent defaults.

Amendment

   Unless otherwise provided in the related prospectus supplement, each of the transfer and servicing agreements may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purposes of:

  . adding any provisions to or changing in any manner or eliminating any of the provisions of that transfer and servicing agreement; or

  . modifying in any manner the rights of the related noteholders or certificateholders;

provided that this action will not, in the opinion of counsel satisfactory to the applicable indenture trustee, materially and adversely affect the interests of any related noteholder or certificateholder.

   Unless otherwise specified in the related prospectus supplement, the transfer and servicing agreements may also be amended by the seller, the servicer, the applicable owner trustee and the applicable indenture trustee with the consent of at least a majority in principal amount of then outstanding notes of the related series and of at least a majority of the related certificate balance for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements; or of modifying in any manner the rights of the noteholders or certificateholders; provided, however, that no amendment may:

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or the certificateholders; or

  . reduce the aforesaid percentage of the notes and certificates of the series that are required to consent to the amendment,

without the consent of the holders of all the outstanding notes and certificates of the series.

   Each trust agreement will provide that its owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all certificateholders, including the seller if applicable, of the trust and the delivery to the owner trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

Payment of Notes

   Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided therein.

Termination

   With respect to each trust, the obligations of the servicer, the sub-servicer, the seller, the owner trustee and the indenture trustee under the related transfer and servicing agreements will terminate upon the earlier to occur of:

  . the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of the remaining receivables; and

  . the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them under the transfer and servicing agreements.

   Unless otherwise provided in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from a trust, as of the end of any collection period immediately preceding a payment date, if the aggregate principal amount of the related receivables is less than a specified percentage of the initial pool balance in respect of the trust, all of the remaining receivables at a price equal to the aggregate of the purchase amounts thereof as of the end of that collection period. The related notes and the certificates will be redeemed following this purchase.

   If and to the extent provided in the prospectus supplement with respect to a trust, the applicable indenture trustee will, within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust, in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the indenture trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the applicable trust will be sold to the highest bidder. As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with this sale.

   The subsequent distribution to the related certificateholders of all amounts required to be distributed to them under their trust agreement may effect the prepayment of the certificates of such series.

Administration Agreement

   JDCC, in its capacity as administrator, will enter into an agreement (the "administration agreement") with each trust and the applicable indenture trustee under which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount equal to $100 per month.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Equipment

   The retail installment sale contracts and the loan contracts that compose the receivables constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code ("UCC"). Perfection of security interests in the equipment is generally governed by the laws of the state in which the debtor is located. The UCC generally defines the location of the debtor as being the state of residence for individual debtors, the location of the business for an organization, unless the organization conducts business in multiple locations, in which case the organization is located at the place of its chief executive office or the place of its organization for a registered organization. The UCC generally governs the perfection of these security interests. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural, construction or forestry equipment is generally governed by certificate of title registration laws of the state in which that equipment is located.

   All of the contracts acquired by JDCC name the applicable Deere sales company as obligee or assignee and as the secured party. With respect to agricultural, construction and forestry equipment receivables the sales companies are instructed to take all actions necessary under the laws of the state in which the financed equipment is located to perfect their security interests in the financed equipment, including the filing of financing statements in the appropriate offices and, where applicable, having a notation of its lien recorded on the equipment's certificate of title.

   Obligors are required to declare whether financed commercial and consumer equipment will be used primarily for commercial purposes. Financing statements are filed and, where applicable, notations of liens are recorded on certificates of title, to perfect the security interests in financed equipment indicated as primarily for commercial use. With respect to consumer equipment receivables, the sales companies have a purchase money security interest in the financed equipment. The purchase money security interests in consumer equipment are automatically perfected and have a first priority against other lenders and creditors of the obligor. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles by the sales companies for consumer equipment receivables. In the absence of financing statements being filed with respect to consumer equipment receivables, a purchaser of the consumer equipment from the obligor may take the equipment free of the trust's security interest if the purchaser, without knowledge of the trust's security interest, buys the equipment for value and primarily for the buyer's personal, family or household purposes.

   Obligors are not notified of the sale from the sales companies to JDCC. Furthermore, because either the servicer or the sub-servicer continues to service the contracts, the obligors are not notified of the sale from JDCC to the seller and, in the ordinary course, no action is taken to record the transfer of the security interest from JDCC to the seller by amendment of the financing statements or, if applicable, the certificates of title for the financed equipment or otherwise. No amendment is required to be filed under the UCC to maintain perfection of JDCC's interest in the financed equipment. To perfect its interests in the contracts, JDCC takes possession of the contracts.

   With respect to each trust, under the related purchase agreement, JDCC will sell and assign its interests in the equipment securing the related receivables to the seller, and under the related sale and servicing agreement, the seller will assign its interests in the equipment securing the receivables to this trust. However, because of the administrative burden and expense, none of the seller, the servicer, the sub-servicer or the applicable owner trustee will amend any financing statement or, if applicable, any certificate of title to identify the trust as the new secured party on the financing statement or, if applicable, the certificate of title relating to the equipment. Also, the servicer will continue to hold any certificates of title relating to the equipment in its possession as custodian for the related trust under the related sale and servicing agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

   There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables held by a trust could have an interest in those receivables with priority over the related trust's interest. A purchaser of these receivables who gives new value and takes possession of the instruments that evidence the receivables (i.e., the chattel paper) in the ordinary course of his or her business may, under certain circumstances, have priority over the interest of the trust in the receivables. In addition, while JDCC is the servicer, cash collections on the receivables will, under certain circumstances, be commingled with the funds of JDCC and, in the event of the bankruptcy of JDCC, the trust may not have a perfected interest in these collections.

   In most states, an assignment such as that under each purchase agreement and each sale and servicing agreement is an effective conveyance of a security interest without amendment of any lien perfected by a UCC financing statement relating to the equipment or, if applicable, noted on an equipment's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of that trust in the equipment could be defeated through fraud or negligence. In the absence of error, fraud or forgery by the equipment owner or the servicer or the sub-servicer or administrative error by state or local agencies, the proper initial filing of the financing statement relating to the agricultural, construction, forestry and commercial equipment or, if applicable, the notation of the relevant sales company's lien on the certificates will be sufficient to protect a trust against the rights of subsequent purchasers of the equipment or subsequent lenders who take a security interest in the equipment securing a receivable. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles for consumer equipment receivables.

   If there is any equipment as to which the original secured party failed to obtain and assign to JDCC a perfected security interest, the security interest of JDCC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of the servicer under the related purchase agreement and would create an obligation of the servicer to repurchase the related receivables unless the breach is cured. The seller will assign its rights under the related purchase agreement to the trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

   Under the laws of most states, the perfected security interest in personal property would continue for four months after the location of the debtor changes to a state other than the state in which a financing statement was filed initially to perfect the security interest in the property or, if applicable, in which the property is initially registered (or 12 months after the transfer of the property to a new debtor who is located in another state). In the ordinary course of servicing agricultural, construction, forestry and commercial equipment receivables, the sub-servicer takes steps to effect re-perfection upon receipt of information from an obligor as to the relocation of a debtor or any movable property.

   In states where equipment is subject to certificate of title and registration laws to re-register the equipment, the secured party that has its lien noted on the equipment's certificate of title must either surrender the certificate of title or, in states where the secured party does not physically hold the certificate of title, agree in writing to allow the re-registration. The secured party would therefore have the opportunity to re-perfect its security interest in the equipment being relocated or re-registered.

   Under each sale and servicing agreement, the servicer will be obligated to take, or to cause the sub-servicer to take, appropriate steps, at its own expense, to maintain perfection of security interests in the agricultural, construction, forestry and commercial equipment securing receivables and is obligated to repurchase the related receivable if it fails to do so.

   Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in the goods. Under each sale and servicing agreement, the servicer will represent to the related trust that, as of the date the related receivables are sold to the trust, each security interest in financed equipment is prior to all other present liens upon and security interests in that financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, noteholders or certificateholders in respect of a given trust in the event a lien for repairs or taxes arises.

Repossession

   In the event of default by an obligor, the holder of the retail installment sale or loan contract has all the remedies of a secured party under the UCC, except where specifically limited (such as in Louisiana) by other state laws. Among the UCC remedies, the secured party generally has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the sub-servicer in most cases and is accomplished simply by retaking possession of the financed equipment.

   In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he or she may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

   The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

   The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

   Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the equipment or if no such lien holder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

   Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

   In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

   JDCC will warrant under each purchase agreement that each receivable complies with all requirements of applicable law in all material respects. Accordingly, if an obligor has a claim against the related trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of the warranties of JDCC under the related purchase agreement and would create an obligation of JDCC to repurchase the receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

Bankruptcy Limitations

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

   The holder-in-due-course rule of the Federal Trade Commission relates to a seller of goods who takes back a consumer credit contract and to assignees and would be applicable to all consumer equipment receivables included in the receivables owned by the trust. The rule is intended to defeat the ability of the seller and the related lenders and assignees from transferring the contract free of notice of claims by the obligor. The effect of the rule is to subject the assignee of the contract, such as the trust, to all claims and defenses that the obligor could assert against the seller of the financed consumer equipment. Liability under the rule is limited to amounts paid under a contract; however, the obligor may also be able to assert the rule to set off remaining amounts due as a defense against a claim brought by or on behalf of the trust against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under consumer credit contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Grahm-Leach Bliley privacy law and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

                          CERTAIN TAX CONSIDERATIONS

   We expect that the prospectus supplement for each series of notes and for each series of certificates will summarize, subject to the limitations stated in the prospectus supplement, the federal income tax considerations relevant to the purchase, ownership and disposition of the notes and certificates. Information will also be provided with respect to the tax laws of the State of Iowa in the related prospectus supplement because the servicing and collecting of the receivables will take place in Iowa.

   Legislation was passed and enacted as part of the Seven Year Balanced Budget Reconciliation Act of 1995 that created a statutory tax entity called a financial asset securitization investment trust (a "FASIT") that is designed to facilitate the securitization of debt obligations. Broadly speaking, a FASIT will not be taxable under the legislation and instruments issued thereby will be treated as debt. A trust for a particular series of securities may elect to be treated as a FASIT or similar entity. Alternatively, DRC could issue a particular series of notes and elect to be treated as a FASIT or similar entity. If such an election is made by any issuer, the tax consequences to holders will be discussed in the applicable prospectus supplement.

                             ERISA CONSIDERATIONS

   Each prospectus supplement will summarize, subject to the limitations discussed in the prospectus supplement:

  . considerations under ERISA relevant to the purchase of the notes by employee benefit plans; and

  . considerations under ERISA relevant to the purchase of the certificates by employee benefit plans and individual retirement accounts.

                             PLAN OF DISTRIBUTION

   On the terms and conditions described in an underwriting agreement with respect to the notes of a given series issued by a trust and, if applicable, an underwriting agreement with respect to the certificates of a given series, the seller will agree to cause the related trust to sell to the underwriters named in the underwriting agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and, if applicable, certificates set forth in the underwriting agreement and in the prospectus supplement.

   On the terms and conditions set forth in an underwriting agreement with respect to the notes of a given series issued by DRC, DRC will agree to sell to the underwriters named in the underwriting agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes set forth in the underwriting agreement and in the prospectus supplement.

   In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates described therein that are offered by this prospectus and the related prospectus supplement if any of the notes and certificates are purchased.

   Each prospectus supplement will either

  . set forth the price at which each class of notes and certificates being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering; or

  . specify that the notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes and certificates, these public offering prices and concessions may be changed.

   Each underwriting agreement will provide that the seller, the issuer and JDCC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

   Each indenture trustee may, from time to time, invest the funds in the related trust accounts in eligible investments acquired from the underwriters.

   Under each of the underwriting agreements, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes. Each prospectus supplement will describe the expected place and time of delivery of the securities.

                                LEGAL OPINIONS

   Certain legal matters relating to the securities of each series will be passed upon for the related trust, the seller, the issuer and the servicer by Shearman & Sterling, New York, New York and by Richards, Layton & Finger, Wilmington, Delaware, and for any underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the related trust by Shearman & Sterling and certain Iowa state income tax and other matters will be passed upon for the related trust by Lane & Waterman, Davenport, Iowa.

                                INDEX OF TERMS

   Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

                administration agreement...................   45
                certificate distribution account...........   38
                certificate pool factor....................   21
                closing date...............................   36
                collection account.........................   37
                collection period..........................   38
                commodity indexed securities...............   31
                currency indexed securities................   31
                Deere......................................    2
                definitive notes...........................   34
                depository.................................   24
                DRC........................................    2
                early amortization event...................   11
                early amortization period..................   11
                eligible deposit account...................   37
                eligible institution.......................   38
                eligible investments.......................   37
                event of default...........................   26
                FASIT......................................   49
                fixed rate securities......................   30
                floating rate securities...................   30
                indenture..................................   23
                indexed commodity..........................   31
                indexed currency...........................   31
                insolvency events..........................   43
                investment earnings........................   37
                JDCC.......................................    2
                JDRI.......................................   21
                John Deere.................................    2
                liquidated receivables.....................   38
                note distribution account..................   37
                note pool factor...........................   21
                obligors................................... 8,18
                participants...............................   24
                payment date...............................   25
                purchase agreement.........................    8
                purchase amount............................   36
                related documents..........................   28
                reserve account............................   41
                revolving period...........................   11
                sales companies............................    8
                scheduled revolving period termination date   11
                servicer default...........................   43
                servicing fee rate.........................   39
                stock indexed securities...................   31
                transfer and servicing agreements..........   35
                trust accounts.............................   37
                UCC........................................   45
                wind down period...........................   11

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee................... $  321,196
               Legal fees and expenses................    850,000
               Accounting fees and expenses...........    300,000
               Blue Sky fees and expenses.............     40,000
               Rating agency fees.....................  1,000,000
               Owner Trustee fees and expenses........     70,000
               Indenture Trustee fees and expenses....     70,000
               Printing and engraving.................    260,000
               Miscellaneous..........................    113,804
                                                       ----------
                  Total............................... $3,025,000
                                                       ==========

Item 15.  Indemnification of Directors and Officers

   Section 78.7502 of the General Corporation Law of Nevada authorizes the registrants to indemnify their directors and officers under specified circumstances. Article Fourteenth of the certificates of incorporation of each registrant provides in effect that such registrant shall provide certain indemnification of its directors and officers.

   Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of registrants at the request of Deere & Company under specified circumstances. Article Seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

   The directors and officers of the registrants are insured, under policies of insurance maintained by Deere & Company, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

   The forms of underwriting agreements filed as a part of Exhibit 1 to this Registration Statement provide for indemnification of directors and officers of John Deere Receivables, Inc. who sign the Registration Statement and controlling persons of John Deere Receivables, Inc. by the underwriters, and for indemnification of each underwriter and its controlling persons by John Deere Receivables, Inc., against certain liabilities. Similar provisions are contained in agreements entered into between John Deere Receivables, Inc. and groups of underwriters on past occasions.

Items 16.  Exhibits

  +1.1-   Form of Underwriting Agreement for the Notes (incorporated by reference to Exhibit 1.1 to registration statement on Form S-3 no. 33-66922)
  +1.2-   Form of Underwriting Agreement for the Certificates (incorporated by reference to Exhibit 1.2 to registration statement on Form S-3 no. 33-66922)
  *3.1-   Certificate of Incorporation of John Deere Receivables, Inc.
 **3.2-   By-Laws of John Deere Receivables, Inc.
  +3.3-   Certificate of Incorporation of Deere Receivables Corporation (incorporated by reference to
          Exhibit 3.4 to registration statement on Form S-3 no. 33-99294)
 **3.4-   By-Laws of Deere Receivables Corporation
  +4.1-   Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to
          Exhibit 4.1 to registration statement on Form S-3 no. 33-99294)
  +4.2-   Form of Floating Rate Asset Backed Note issued by a Trust (included in Exhibit 4.1 hereto)
  +4.3-   Form of Trust Agreement between John Deere Receivables, Inc. and the Owner Trustee
          (incorporated by reference to Exhibit 4.3 to registration statement on Form S-3 no. 33-66922)
  +4.4-   Form of Certificate of Trust of John Deere Owner Trust (included in Exhibit 4.3 hereto)
  +4.5-   Form of Indenture between Deere Receivables Corporation and the Trustee (incorporated by reference to Exhibit 4.4 to registration statement on Form S-3 no. 33-99294)
  +4.6-   Form of Floating Rate Asset Backed Note issued by Deere Receivables Corporation (included in
          Exhibit 4.4 hereto)
 **5.1-   Opinion of Shearman & Sterling with respect to legality
 **5.2-   Opinion of Richards, Layton & Finger with respect to legality
 **8.1-   Opinion of Shearman & Sterling with respect to tax matters
 **8.2-   Opinion of Lane & Waterman with respect to Iowa tax matters
**23.1-   Consent of Shearman & Sterling (included in Exhibits 5.1 and 8.1 hereto)
**23.2-   Consent of Richards, Layton & Finger (included in Exhibit 5.2 hereto)
**23.3-   Consent of Lane & Waterman (included in Exhibit 8.2 hereto)
  **24-   Powers of Attorney (included on signature pages)
**25.1-   Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee for John
          Deere Owner Trust (Form T-1)
**25.2-   Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee for Deere
          Receivables Corporation (Form T-1)
 +99.1-   Form of Sale and Servicing Agreement among John Deere Receivables, Inc., John Deere Capital
          Corporation and the Owner Trustee (incorporated by reference to Exhibit 99.1 to registration statement on Form S-3 no. 33-66922)
 +99.2-   Form of Purchase Agreement between John Deere Capital Corporation and John Deere
          Receivables, Inc. (incorporated by reference to Exhibit 99.2 to registration statement on Form S-3
          no. 33-66922)

--------
 * Filed herewith
** Previously filed
 + Incorporated by reference

Item 17.  Undertakings

   The undersigned registrant hereby undertakes:

   (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3 or form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove form registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on May 17, 2002.

                                          JOHN DEERE RECEIVABLES, INC.
                                          as originator of the Trust
                                          (Registrant)

                                          By        /S/  N.J. JONES
                                            ------------------------------------
                                                     Name: N.J. Jones
                                                     Title: President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities and on the date indicated.

           Signature                    Title                    Date
           ---------                    -----                    ----

        /S/  N.J. JONES   Director, President, Principal     May 17, 2002
       ------------------   Executive Officer, Principal
           N.J. Jones       Accounting Officer and Principal
                            Financial Officer

               *          Director and Secretary             May 17, 2002
       ------------------
       Michael A. Harring

               *          Director and Vice President        May 17, 2002
       ------------------
           D.L. Evans

               *          Director, Vice President and       May 17, 2002
       ------------------   Treasurer
       James R. Jabanoski

       ------------------ Director and Vice President
         John K. Lawson

               *          Director and Vice President        May 17, 2002
       ------------------
        Steven E. Warren

               *          Director and Senior Vice President May 17, 2002
       ------------------
         Jon D. Volkert


*By:      /S/  N.J. JONES
     -------------------------
            N.J. Jones
         Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, state of Illinois, on May 17, 2002.

                                          DEERE RECEIVABLES CORPORATION
                                          (Registrant)

                                                     /s/  N.J. JONES
                                          By:
                                             -----------------------------------
                                                         N.J. Jones
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities and on the date indicated.

           Signature                    Title                    Date
           ---------                    -----                    ----

        /s/  N.J. JONES   Director, President, Principal     May 17, 2002
       ------------------   Executive Officer, Principal
           N.J. Jones       Accounting Officer and Principal
                            Financial Officer

               *          Director, Vice President and       May 17, 2002
       ------------------   Treasurer
       James R. Jabanoski

               *          Director and Vice President        May 17, 2002
       ------------------
        Steven E. Warren

               *          Director and Secretary             May 17, 2002
       ------------------
       Michael A. Harring

               *          Director and Senior Vice President May 17, 2002
       ------------------
         Jon D. Volkert


*By:      /S/  N.J. JONES
     -------------------------
            N.J. Jones
         Attorney-in-fact